UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 2)

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CAPSTONE TURBINE CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY - SUBJECT TO COMPLETION

CAPSTONE TURBINE CORPORATION

21211 Nordhoff Street

Chatsworth, California 91311

July [_], 2017

Dear Capstone Turbine Stockholder:

You are cordially invited to attend the 2017 annual meeting of stockholders (the “Annual Meeting”) of Capstone Turbine Corporation (the “Company”) to be held at the offices of Goodwin Procter LLP, 601 South Figueroa Street, 41st Floor, Los Angeles, CA 90017, on August 31, 2017, at 9:00 a.m., Pacific Time.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2017 Annual Report to Stockholders. The Notice of Internet Availability contains instructions on how stockholders can access the documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2017 Annual Report to Stockholders and a proxy card.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

Darren R. Jamison President and Chief Executive Officer

Chatsworth, California

YOUR VOTE IS IMPORTANT

PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE

MATERIALS OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE CAPSTONE PROXY CARD AS PROMPTLY AS POSSIBLE.

PRELIMINARY COPY - SUBJECT TO COMPLETION

CAPSTONE TURBINE CORPORATION

21211 Nordhoff Street

Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 31, 2017

The Capstone Turbine Corporation (the “Company” or “Capstone”) 2016 annual meeting of stockholders (the “Annual Meeting”) will be held at the offices of Goodwin Procter LLP,  601 South Figueroa Street, 41st Floor,  Los Angeles, CA 90017, on August 31, 2017, at 9:00 a.m., Pacific Time, for the following purposes:

1.To elect seven members to Capstone’s Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified;

2.To approve an amendment to Capstone’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock by a ratio in the range of 1-for-5 and 1-for-10, as determined in the sole discretion of our Board of Directors;

3.To approve the NOL Rights Agreement, dated as of May 6, 2016, with Computershare Inc., as amended;

4.To approve, for purposes of complying with applicable NASDAQ Listing Rules, the potential issuance of more than 20% of the Company’s Common Stock pursuant to the Company’s October 2016 offering of securities;

5.To approve the Capstone Turbine Corporation 2017 Equity Incentive Plan;

6.To approve the amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan;

7.To hold a non‑binding advisory vote on compensation of named executive officers;

8.To hold an advisory vote with respect to the frequency of advisory votes on the compensation of our named executive officers;

9.To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018; and

10.To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 3, 2017 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Whether or not you plan to attend the Annual Meeting, please vote over the Internet or by telephone as instructed in these materials or complete, sign, date and return the white Capstone proxy card promptly. The proxy is being solicited on behalf of the Board of Directors of Capstone for use at the Annual Meeting.

Please note that space limitations make it necessary to limit attendance at the Annual Meeting to stockholders. Registration will begin at 8:00 a.m. and the Annual Meeting will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors,

Clarice Hovsepian Secretary

Chatsworth, California

July [_], 2017

PRELIMINARY COPY - SUBJECT TO COMPLETION

CAPSTONE TURBINE CORPORATION

21211 Nordhoff Street

Chatsworth, California 91311

PROXY STATEMENT

For Annual Meeting Of Stockholders

To Be Held August 31, 2017

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote for the 2017 Annual Meeting of Stockholders.

When is the 2017 Annual Meeting and how do I attend?

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Capstone Turbine Corporation (the “Company” or “Capstone”) from holders of issued and outstanding shares of Common Stock, par value $.001 per share, to be voted at the 2017 annual meeting of stockholders (the “Annual Meeting”), to be held at the offices of Goodwin Procter LLP,  601 South Figueroa Street, 41st Floor,  Los Angeles, CA 90017, on August 31, 2017, at 9:00 a.m., Pacific Time, for the purposes set forth in the accompanying notice and herein, and any adjournments or postponements thereof.

How can I obtain the proxy materials?

A copy of Capstone’s 2017 Annual Report to Stockholders (the “2017 Annual Report”) and the Proxy Statement and accompanying proxy card were first mailed or made available to stockholders on or about July [_], 2017. The 2017 Annual Report includes Capstone’s audited consolidated financial statements.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (“Notice”) to its stockholders. All stockholders will be able to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost of printing and mailing documents to you and will reduce the environmental impact of its annual meetings.

How can I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and
•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials also are available on its investor relations website at http://ir.capstoneturbine.com/investor-kit for “Investor Kit.”

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How many votes can be cast by all stockholders?

If you were a stockholder of record of the Company’s Common Stock at the close of business on July 3, 2017, you are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 42,264,625 shares of Common Stock were outstanding. Each stockholder of record on July 3, 2017, is entitled to one vote for each share of Common Stock held by such stockholder on that date.

How is the quorum reached?

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy as of the record date. Abstentions and broker non votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, and abstentions, but not broker non votes, as to particular proposals will be treated as shares entitled to vote. A broker non vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain matters (such as Proposal 9), but it is not permitted to use discretion and vote your shares on other matters (such as Proposals 1, 2, 3, 4, 5, 6, 7 and 8). We urge you to give voting instructions to your broker on all nine proposals. Broker non votes will have no direct impact on any proposal except with respect to Proposals 2, 5, and 6, which requires the approval of the majority of shares issued and outstanding, in which case broker non votes will have the same effect as a vote against the proposal. Concerning the election of directors, you may: (a) vote for all director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. For Proposals 2, 3, 4, 5, 6, 7, and 8, abstentions will have the same effect as a vote against these proposals. For Proposal 1, abstentions will have no effect on the outcome of the vote.

What if I return, but do not provide instructions, for my proxy?

Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, subject to the requirements described below, such proxies will be voted: FOR the election of the seven members to Capstone’s Board of Directors listed in this Proxy Statement to serve until the next annual meeting or until their successors have been elected and qualified; FOR the approval of an amendment to Capstone’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock by a ratio in the range of 1-for-5 and 1-for-10, as determined in the sole discretion of our Board of Directors; FOR the approval of the NOL Rights Agreement, dated as of May 6, 2016 with

Computershare Inc., as amended; FOR the approval, for purposes of complying with applicable NASDAQ Listing Rules, the potential issuance of more than 20% of the Company’s Common Stock pursuant to the Company’s October 2016 offering of securities; FOR the approval of the Capstone Turbine Corporation 2017 Equity Incentive Plan; FOR the approval of the amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan; FOR the approval of the non binding advisory vote on compensation of named executive officers; FOR the approval of the advisory vote with respect to the frequency of advisory votes on the compensation of our Named Executive Officers every one (1) year; and FOR the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record on July 3, 2017 is entitled to one vote for each share of Common Stock held by such stockholder on that date. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of our Common Stock eligible to be voted on the record date.

Can I change my vote?

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

How do I vote my shares?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner you may direct how your shares are voted without attending the Annual Meeting. Stockholders are encouraged to vote their proxies by the Internet, by telephone or by completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return a proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods.

Who pays for the cost of soliciting proxies?

We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition, we have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $12,500 in total. Our directors, officers or employees may solicit proxies by mail, e-mail, telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2018 Annual Meeting?

Stockholder proposals or nominations for directors intended to be presented at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) must be in writing and received at Capstone’s executive offices no later than the date listed below and must comply with Capstone’s bylaws, the policy of the Company’s nominating and corporate governance policy (as more fully described in the “Director Recommendation and Nomination Process” section elsewhere in this Proxy Statement), and the proxy rules of the Securities and Exchange Commission (the “SEC”). If appropriate notice of a stockholder proposal is not received at Capstone’s principal executive offices prior to the close of business on March [_], 2018, the proposal will be deemed untimely. Pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s bylaws, an untimely proposal will not be included in the Company’s proxy statement or proxy card for the 2018 Annual Meeting and cannot be brought before the 2018 Annual Meeting by the proponent. If the date of our annual meeting is moved by more than 30 days from the from the date of the previous year’s annual meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

In addition to stockholder nominations made in accordance with the procedures described above, Capstone’s Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates for election to the Board of Directors if such recommendations are submitted by the date and in accordance with the policies described in the “Director Recommendation and Nomination Process” section elsewhere in this Proxy Statement.

The date of this Proxy Statement is July [_], 2017.

PROPOSAL 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Introduction

At the Annual Meeting, seven Directors will be elected, each to serve until the Annual Meeting of Stockholders in 2018 and until such Director’s successor is duly elected and qualified or until such Director’s earlier resignation or removal. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Holly A. Van Deursen, Paul DeWeese, Gary J. Mayo, Eliot G. Protsch, Yon Y. Jorden, Noam Lotan and Darren R. Jamison for re-election as Directors. Shares represented by each properly executed proxy will be voted for the re-election of Holly A. Van Deursen, Paul DeWeese, Gary J. Mayo, Eliot G. Protsch, Yon Y. Jorden, Noam Lotan and Darren R. Jamison as Directors, unless contrary instructions are set forth on such proxy. Proxies cannot be voted for a greater number of individuals than the number of nominees. Each nominee has agreed to stand for re-election and to serve, if elected, as a Director. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Information About Our Directors

The number of Directors of the Company is presently fixed at eight (8) and the Board of Directors currently consists of eight (8) members. Immediately following the Annual Meeting, the number of Directors of the Company shall be fixed at seven (7) and the Board of Directors shall consist of seven (7) members. Gary Simon has informed the Board of Directors that he will not stand for re-election and will retire from the Board of Directors upon the expiration of his current term at the Annual Meeting.

The Board of Directors has nominated Holly A. Van Deursen, Paul DeWeese, Gary J. Mayo, Eliot G. Protsch, Yon Y. Jorden, Noam Lotan and Darren R. Jamison for re-election as Directors. The Board of Directors has determined that Ms. Van Deursen, Mr. DeWeese, Mr. Mayo, Mr. Protsch, Ms. Jorden and Mr. Lotan are independent Directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “NASDAQ Rules”).

The positions of Chief Executive Officer and Chair of the Board are currently each filled by a different individual, Mr. Jamison and Ms. Van Deursen, respectively. If the position of Chair of the Board is vacant, or if he or she is absent, the Chief Executive Officer presides, when present, at meetings of stockholders. Ms. Van Deursen has extensive experience with and knowledge of the energy and chemical industries, unique perspective on the Asian and European markets and substantial experience in strategic and annual planning, corporate governance and risk management. Furthermore, our Board believes that Ms. Van Deursen’s qualifications to be our chairperson include her diverse experience on other boards of both public and private companies.

Additionally, the structure of our Board of Directors also consists of the Compensation, Audit and Nominating and Corporate Governance Committees. Mr. Mayo, Mr. Protsch, and Mr. DeWeese each serve as Committee Chairs, respectively. Mr. Mayo brings to the Board of Directors more than two decades of expertise in strategic planning and the development of complex corporate initiatives along with extensive experience in sustainability and environmental issues, as well as distributed power generation, sales, marketing, operations management and government affairs. Mr. Protsch brings to the Board of Directors his unique perspective as a former executive officer of a utilities company, financial expertise and insight into sales, marketing and corporate governance. Mr. DeWeese brings to the Board of Directors over 20 years in the oil and gas field services industry as a senior executive with vast experience running both public and private equity backed companies which were domestic and internationally headquartered.

With the above background and experience, the Chair of the Board, Chairs of the committees, as well the remaining members of the Board of Directors, each have relevant experience and background to provide leadership and guidance to the Company and the Company’s management. Specifically, the members of the Board of Directors have relevant leadership, technology, finance, industry and market experience necessary for the Company and provide for a leadership structure that is appropriate for the Company.

Set forth below is certain information regarding the Directors of the Company, including the Directors who have been nominated for re-election at the Annual Meeting. The ages of and biographical information regarding the nominees for re-election and each Director who is not standing for election is based on information furnished to the Company by each nominee and Director and is as of July 3, 2017.

Nominees	Age	Director Since
Holly A. Van Deursen *(2a)(2b)	58	2007
Yon Y. Jorden (1a) (1b)(2b)	62	2017
Paul DeWeese (3a)(3b)	50	2016
Darren R. Jamison	51	2006
Noam Lotan (1a)(1b)	65	2005
Gary J. Mayo (2a)(2b)(3a)(3b)	63	2007
Eliot G. Protsch (1a)(1b)(3a)(3b)	64	2002
Gary D. Simon (1a)(2a)	68	2005

*  Chair of the Board.

(1a) Current Member of the Audit Committee.

(1b) Proposed Member of the Audit Committee Post-Annual Meeting.

(2a) Current Member of the Compensation Committee.

(2b) Proposed Member of the Compensation Committee Post-Annual Meeting.

(3a) Current Member of the Nominating and Corporate Governance Committee.

(3b) Proposed Member of the Nominating and Corporate Governance Committee Post-Annual Meeting.

The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below. The biographies of each of the Directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a Director.

Holly A. Van Deursen.  Ms. Van Deursen has been a director since October 2007 and has served as Chair of the Board of Directors since August 2016. Ms. Van Deursen has served as a director for Actuant Corporation (NYSE: ATU) since 2008, Bemis Company, Inc. (NYSE: BMS) since 2008, Anson Industries (private) since 2006 and Petroleum Geo Services (OSE: PGS) since 2006. Prior to her current roles, Ms. Van Deursen was employed by BP plc/Amoco Corporation through 2005 and served on the Top Forty Executive Team as Group Vice President, Petrochemicals and Group Vice President, Strategy. Ms. Van Deursen received her Bachelor of Science degree in Chemical Engineering from the University of Kansas and her Master of Business Administration degree from the University of Michigan.

Among her other skills and expertise, Ms. Van Deursen brings to the Board of Directors decades of experience in the energy and chemical industries, a unique perspective on the Asian and European markets and substantial experience in strategic and annual planning, corporate governance and risk management. In addition, her diverse experience on other boards of both public and private companies is of significant benefit to the Company.

Yon Y. Jorden.  Ms. Jorden has been a director since April 2017. Ms. Jorden has served as director for Maxwell Technologies (NASDAQ: MXWL), a leader in development and manufacturing of energy storage and power delivery solutions since May 2008 and serves as the chairperson of the compensation committee and is also a member of the audit committee and the governance and nominating committee, the latter of which she has previously served on as chairperson. Ms. Jorden, however, will not be standing for re-election to the Maxwell Technologies Board, and her term as director will conclude upon the annual shareholder meeting of Maxwell Technologies. Ms. Jorden also currently serves as a director and finance committee member of Methodist Health System, a not for profit Texas-based hospital system. Prior to her current roles, Ms. Jorden also served as a director and chairperson of the audit committee of Magnatek, Inc., (NASDAQ: MAG) manufacturer of digital power control systems, U.S. Oncology, a privately-held oncology services company, and BioScrip, (NASDAQ: BIOS) national provider of infusion and home care management solutions. During a business career spanning more than 25 years, she has served as chief financial officer of four publicly traded companies, most recently as Executive Vice President and Chief Financial Officer of AdvancePCS (NASDAQ:

ADVP), a pharmacy benefits management company from 2002 to 2004. Previously she was chief financial officer of Informix, a NASDAQ-listed technology company, Oxford Health Plans, a NASDAQ-listed provider of managed health care services, and WellPoint, Inc., a NYSE-listed managed care company. Ms. Jorden received her Bachelor of Science degree in Accounting from the California State University, Los Angeles. Earlier in her career, she was a senior auditor with Arthur Andersen & Co., where she became a Certified Public Accountant (inactive) in the State of California.

Among her other skills and expertise, Ms. Jorden brings to the Board of Directors decades of extensive experience as both a chief financial officer as well as a board member in all areas of corporate governance and finance including mergers and acquisitions, structuring IPOs, restructurings, and managing public debt and equity offerings. Ms. Jorden is a board leadership fellow of the National Association of Corporate Directors, demonstrating her commitment and leadership as a board member.

Paul DeWeese.    Mr. DeWeese has been a director since August 2016. Currently, he is the Chief Executive Officer of Epic International, LLC, a company that provides parts and services for industrial engines and compressors in the oil and gas and industrial markets. He has held this position since May 2015. Prior to Epic International, Mr. DeWeese served as Chief Executive Officer of Southwest Oilfield Products, Inc., an aftermarket supplier for drilling rigs in the upstream oil and gas industry, from May 2012 through April 2015. Before joining Southwest Oilfield Products, Mr. DeWeese worked for Socotherm S.p.a., a publicly traded pipe coating company based in Italy as its Chief Executive Officer. Socotherm S.p.a was subsequently acquired by ShawCor after Mr. DeWeese’s employment. Prior to Socotherm, Mr. DeWeese served as President of CRC-Evans Automatic Welding, a world leader in welding systems for onshore and offshore pipeline construction projects, providing an extensive range of equipment for a variety of project applications. Mr. DeWeese spent 13 years with Cameron International Corporation in various leadership roles handling their centrifugal compressor and reciprocating compressor aftermarket business. Mr. DeWeese received his Bachelor of Science in Business Administration degree from Regis University, and his Master of Business Administration degree from the University of Michigan.

Mr. DeWeese brings to the Board of Directors over 20 years in the oil and gas field services industry as a senior executive with vast experience running both public and private equity backed companies which were domestic and internationally headquartered.

Darren R. Jamison.    Mr. Jamison joined Capstone in December 2006 as President and Chief Executive Officer and has been a director since December 2006. He also has served as a director for Endurance Wind Power, a privately held Canadian-headquartered wind turbine manufacturer, since December 2015. Mr. Jamison joined Capstone from Northern Power Systems, Inc., a company that designs, manufactures and sells wind turbines into the global marketplace, where he served as President and Chief Operating Officer and Executive Vice President of Operations. Prior to joining Northern Power Systems, Inc., Mr. Jamison was Vice President and General Manager of Distributed Energy Solutions for Stewart & Stevenson Services, Inc., a leading designer, manufacturer and marketer of specialized engine‑driven power generation equipment to the oil and gas, renewable and energy efficiency markets. He holds a Bachelor of Arts degree in Business Administration and Finance from Seattle University.

Among his other skills and expertise, Mr. Jamison brings to the Board of Directors his unique perspective as President and Chief Executive Officer of the Company and substantial executive and industry experience within the Company’s major market verticals.

Noam Lotan.    Mr. Lotan has been a director since June 2005. Mr. Lotan was formally a Venture Partner with OurCrowd Management Ltd from July 2016 to February 2017. OurCrowd is one of the world’s leading accredited investors-only crowdfunding platforms. From November 2010 to December 2015, Mr. Lotan was President, Chief Executive Officer and a Director of Resonate Industries, a development stage company in the clean energy sector. Prior to Resonate, Mr. Lotan served as Chief Executive Officer and a director of MRV Communications, Inc. (NASDAQ: MRVC), a global supplier of optical communications solutions to the telecommunications industry. Mr. Lotan also served as President and Chief Financial Officer of MRV. Mr. Lotan served as a Director of the European Operations of Fibronics International Inc., a manufacturer of fiber optic communication networks (NASDAQ: FBRX) and as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and the Hewlett Packard Company. Mr. Lotan served as an officer in the Israeli Defense Forces. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from Technion, the Israel Institute of Technology, and a Master’s of Business Administration degree from INSEAD (the European Institute of Business Administration, Fontainebleau, France).

Among his other skills and expertise, Mr. Lotan brings to the Board of Directors decades of executive experience with a publicly traded technology company and a unique perspective on the Asian and European markets.

Gary J. Mayo.    Mr. Mayo has been a director since October 2007. He is a Founding Director and Chief Operating Officer of Education Resource Strategies, Inc., a privately held company that provides web-based marketing services to educational institutions since November 2010. Mr. Mayo is the former Managing Principal of Sustainability Excellence Associates, LLC, a consulting firm specializing in strategic planning for sustainability and environmental strategy development. Mr. Mayo is the former Vice President of Corporate Sustainability Strategies in the Energy and Environmental Services Division of MGM Resorts International (NYSE: MGM), one of the world’s leading global hospitality companies. Mr. Mayo also held several senior leadership positions with Ford Motor Company (NYSE: F) and it’s spun off subsidiary Visteon Corporation (NYSE: VC), including Director of the Distributed Power Generation Strategic Business Unit and Global Director of Corporate Responsibility and Government Affairs. Mr. Mayo holds a Bachelor of Science degree in Marketing from C.W. Post College of Long Island University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. He also successfully completed the UCLA Anderson Graduate School of Management, Director Education and Certification Program in May 2009.

Mr. Mayo brings to the Board of Directors more than two decades of expertise in strategic planning and the development of complex corporate initiatives along with extensive experience in sustainability and environmental issues, as well as distributed power generation, sales, marketing, operations management and government affairs.

Eliot G. Protsch.    Mr. Protsch has been a director since April 2002 and served as Chair of the Board of Directors from October 2002 through August 2010. Mr. Protsch served as Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Executive Vice President Energy Delivery of Alliant Energy Corporation (NYSE: LNT), an energy holding company from January 2004 through Jauary 2010, and President of Interstate Power and Light Company, a subsidiary of Alliant. Mr. Protsch currently serves on the Board of Directors for American Family Insurance, Universal Acoustic and Emissions Technologies and Green Companies, Inc. Mr. Protsch is an active angel investor in energy technology and is President of Wapsie Investment and Advisory, LLC; a personal investment and advisory vehicle specializing in energy technology investments and advisory services. He received his Master of Business Administration degree and his Bachelor of Business Administration degree in Economics and Finance from the University of South Dakota. Mr. Protsch is a Chartered Financial Analyst.

Mr. Protsch brings to the Board of Directors his unique perspective as a former executive officer of a utilities company, financial expertise and insight into sales, marketing and corporate governance.

Vote Required

A quorum being present, Directors shall be elected by a plurality of the votes cast (meaning that the seven Director nominees who receive the highest number of shares voted “FOR” their election are elected). You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee(s) by specifying the name of the nominee(s) on your proxy card. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY.

GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors; Leadership Structure

The Board of Directors met fifteen (15) times during the fiscal year ended March 31, 2017 (the “2017 Fiscal Year”).  The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”). During Fiscal 2017, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board of Directors of the Company on which the director served (during the periods that he or she served). The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the directors serving on the Board of Directors at the time attended the 2016 Annual Meeting. The Company’s independent directors met in executive session, without members of the Company’s management present, at all of the in-person meetings of the Board of Directors in Fiscal 2017.

The Board of Directors is committed to having a sound governance structure that promotes the best interests of all of the Company’s stockholders. To that end, the Board of Directors has evaluated and actively continues to examine emerging corporate governance trends and best practices. Stockholder perspectives play an important role in that process. The level of importance afforded to stockholder perspectives by the Board of Directors is evident upon a closer review of the Board of Directors’ governance structure. Some key points regarding that structure are as follows:

•

The Board of Directors is predominantly independent. Of our eight directors, only one (our President and Chief Executive Officer) is an employee of the Company. Further, the Board of Directors has affirmatively determined that seven of our eight directors are independent under SEC and NASDAQ corporate governance rules, as applicable.

•	All members of the Board of Directors are elected annually to one‑year terms.

•	Our board committees are comprised exclusively of independent directors.

•	Our independent directors meet in executive session at every in‑person board meeting.

•

We have separated the roles of Chair of the Board of Directors and Chief Executive Officer. Our Chair focuses on board oversight responsibilities, strategic planning, setting board agendas and mentoring company officers, as well as facilitating communications between the Board of Directors and management.

•	Our Board of Directors is very active. As noted above, each of our directors attended more than 75% of the 2016 Fiscal Year board meetings and meetings of the committees on which such director served.

We believe our Board of Directors structure serves the interests of stockholders by balancing board continuity and the promotion of long‑term thinking with the need for director accountability.

Risk Oversight

The Board of Directors oversees an enterprise‑wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long‑term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk‑taking behavior consistent with the Company’s business strategy and is responsible for oversight with respect to compensation and succession planning risks.

Audit Committee

The Audit Committee currently consists of Messrs. Protsch (Chair), Lotan and Simon. Effective as of the Annual Meeting, the Audit Committee will consist of Messrs. Protsch (Chair) and Lotan and Ms. Jorden. Each member of the Audit Committee is an “independent director” pursuant to NASDAQ rules and is “financially literate” within the meaning of NASDAQ rules. The Audit Committee is constituted to comply with Section 3(a)(58)(A) of the Exchange Act and is responsible, among other items, for: (i) monitoring the Company’s financial reporting and overseeing accounting practices; (ii) annually retaining the independent public accountants as auditors of the books, records, financial statements and accounts of the Company; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; (iv) overseeing the systems of internal control which management and the Board of Directors have established; and (v) discussing with management and the independent and internal auditors the Company’s major financial risk exposure and the steps taken to monitor and control such exposure. In addition, the Audit Committee has the duties of a “qualified legal compliance committee,” including monitoring and reviewing stockholder complaints, and also reviews and approves all related party transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstoneturbine.com. Pursuant to its written charter, the Audit Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2017, the Audit Committee held seven meetings. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as that term is defined by applicable rules adopted by the SEC. The Board of Directors has further determined that each member of the Audit Committee is independent as defined by NASDAQ rules.

Audit Committee Report

In performing its functions, the Audit Committee acts primarily in an oversight capacity. Management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accountants have the primary responsibility for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing principals. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all members are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. In addition, the Audit Committee selects the Company’s independent registered public accountants and has the authority to engage independent counsel and other advisors as it deems necessary.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10‑K as of and for the year ended March 31, 2017 with management and Marcum LLP, the Company’s independent registered public accounting firm for the year ended March 31, 2017. The Audit Committee has discussed with Marcum LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence and has discussed with Marcum LLP their independence from the Company.

In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K as of and for the year ended March 31, 2017 for filing with the SEC.

Audit Committee Eliot G. Protsch, Chair Noam Lotan Gary D. Simon

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S‑K, Item 407 or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee during Fiscal 2017 consisted of Messrs. Mayo (Chair) and Simon and Ms. Van Deursen. Effective as of the Annual Meeting, the Compensation Committee will consist of Mr. Mayo (Chair), Ms. Jorden and Ms. Van Deursen. The Compensation Committee is comprised solely of directors who qualify as independent for purposes of NASDAQ rules, SEC Rule 16b‑3 and Section 162(m) of the Code in conformance with the Compensation Committee’s charter. The functions of the Compensation Committee include: (i) for the purposes of compensation, reviewing the performance and development of the Company’s senior management in achieving corporate goals and objectives; (ii) determining the salary, benefits and other compensation of the executive officers and reviewing the compensation programs for the Company; and (iii) administering the following benefit plans of Capstone: the 2000 Employee Stock Purchase Plan as amended and restated in 2010, the 2000 Equity Incentive Plan (the “Incentive Plan”) and the Executive Performance Incentive Plan (the “Executive Plan”). The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstoneturbine.com. Pursuant to its written charter, the Compensation Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2017, the Compensation Committee held seven meetings. Processes and procedures for determining executive and director compensation, including authority and delegation, and the role of executive officers, if any, are discussed elsewhere in this Proxy Statement in Proposal 7.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. DeWeese (Chair), Mayo and Protsch. Effective as of the Annual Meeting, the Nominating and Corporate Governance Committee will consist of Messrs. DeWeese (Chair), Mayo and Protsch. The Nominating and Corporate Governance Committee is comprised solely of “independent directors” as defined by NASDAQ rules in conformance with the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee is responsible for, among other things, (i) monitoring corporate governance matters; (ii) recommending to the full Board of Directors candidates for election to the Board of Directors and committees of the Board of Directors; and (iii) coordinating the Board of Directors evaluation process. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstoneturbine.com. Pursuant to its written charter, the Nominating and Corporate Governance Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2017, the Nominating and Corporate Governance Committee held seven meetings. The Nominating and Corporate Governance Committee met subsequent to the end of Fiscal 2017 to recommend to the full Board of Directors each of the nominees for election to the Board of Directors as presented herein.

Board of Directors and Committee Performance Evaluations

The charter of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee requires an annual performance evaluation, and the Company’s Corporate Governance Principles also mandate an annual evaluation of the Board of Directors. Such performance evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions to the Company. In April 2017, all members of the Company’s Board of Directors were asked to assess the performance of the Board of Directors as well as assess each member’s skill sets and experience and how such skill sets and experience aligned with the needs of the Company in reaching the Company’s strategic objectives. Each member completed the assessment and provided their responses to the Nominating and Corporate Governance Committee in April 2017. The Committee then reviewed and discussed said assessments with Counsel and reported the findings to the Board of Directors. In June 2017, The Nominating and Corporate Governance Committee and the Board of Directors discussed the results of the assessments and put up a follow-up process in place and developed a strategy for addressing the areas most in need of improvement.

Director Recommendation and Nomination Process

Nominations of persons for election to our Board of Directors by the stockholders may be made at an annual meeting of stockholders by any stockholder who (i) was a stockholder of record at the time of giving of notice provided for below and at the time of the annual meeting, (ii) is entitled to vote and present in person at the meeting at the meeting and (iii) complies with the notice procedures set forth below and as further described in our bylaws as to such business or nomination.

Without qualification, for nominations, the stockholder must have given timely notice thereof in writing to the secretary of the corporation at:

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, CA 91311

Attention: Chair of Nominating and Corporate Governance Committee

Care of: Clarice Hovsepian, Secretary

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation at the address above not earlier than the close of business on the 150th calendar day and not later than the close of business on the 120th calendar prior to the first anniversary of the date our proxy statement was released to security holders in connection with the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, a proposal shall be received by the corporation no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made, whichever comes first. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice must: (a) disclose, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made or any person acting in concert therewith (each a “party”) (i) the name and address of each such party, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such party has a right to vote or transfer any shares of any security of the corporation, or pursuant to which any shares held directly or indirectly by each such party may be voted or transferred by another party, (D) any short interest in any security of the corporation (for purposes of this requirement a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such stockholder is or may be entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such party’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date) and (H) any direct or indirect equity interest, short interest, or Derivative Instrument, or any material contract or agreement of such party in or with any principal competitor of the corporation, (iii) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation), (iv) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of the capital stock of the corporation required under applicable law to carry the proposal, or, in the case of a nomination or nominations for election of directors, at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the such stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the stockholder of record; (v) the written consent of each such party to the public disclosure of information provided pursuant to this requirement; (vi) the investment strategy or objective, if any, of the stockholder and each such party; and (vii) an undertaking that each such stockholder agrees to indemnify and hold harmless the corporation against any liability, loss or damages incurred as a result of false or misleading information submitted by the stockholder pursuant to Section 14 of our bylaws. Additionally, the stockholder’s notice must set forth, as to each person whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and include a completed and signed questionnaire, representation and agreement as more fully described in our bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The above does not purport to provide in detail the requirements for a stockholder’s nomination of the director. A stockholder interested in nominating a director to our Board of Directors is encouraged to review our bylaws and the SEC’s proxy rules, as any stockholder nomination must comply with the applicable provisions of our bylaws and the SEC’s proxy rules and will be handled in accordance with our bylaws and applicable laws.

The Nominating and Corporate Governance Committee reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership. In addition, the Nominating and Corporate Governance Committee reviews the qualifications, qualities, skills and other expertise of prospective candidates to determine whether they will make good candidates for membership on the Company’s Board of Directors. This consideration includes, at a minimum, a review of each prospective candidate’s character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Corporate Governance Committee deems relevant in light of the needs of the Board of Directors and the Company and/or that are in the best interests of the Company, including relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board of Directors duties, financial expertise, experience with a company that has introduced a new, technologically advanced product or service to the marketplace and existing relationships within target industries or public policy institutions that may benefit the Company and whether the prospective candidate is a Nominating and Corporate Governance Committee selected prospective candidate or a stockholder recommended prospective candidate. The Nominating and Corporate Governance Committee selects qualified candidates and recommends those candidates to the Board of Directors, and the Board of Directors then decides if it will invite the candidates to be nominees for election to the Board of Directors.

The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal diversity policy in terms of considering nominees for directors, but it actively considers all relevant factors, including the factors outlined above, when evaluating potential nominees to the Board of Directors. The Nominating and Corporate Governance Committee developed a matrix of all relevant qualifications, skills and experience possessed by the incumbent members of the Board of Directors and identified certain areas where the Board of Directors needed additional attributes including, but not limited to, diversity. The Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints.

The Nominating and Corporate Governance Committee uses the following process to identify prospective candidates for the Board of Directors and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company’s policy regarding stockholder recommendations and the director nominations process. The Nominating and Corporate Governance Committee: (i) reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership; (ii) evaluates the Board of Directors for effectiveness and makes a verbal presentation of its findings to the Board of Directors; (iii) determines whether the current members of the Board of Directors who satisfy the criteria for Board of Directors membership are willing to continue in service; if the current members of the Board of Directors are willing to continue in service, the Nominating and Corporate Governance Committee evaluates the performance of such board members and considers those current members for re-nomination, and if the current members of the Board of Directors are not willing to continue in service or if there will be an increase in the number of directors on the Board of Directors, the Nominating and Corporate Governance Committee considers candidates who meet the criteria for Board of Directors membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds meetings to narrow the list of prospective candidates; (viii) along with the Chair of the Board of Directors and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders; and (x) recommends the selected candidate or candidates to the Board of Directors and the stockholders for approval. The Nominating and Corporate Governance Committee, which may request the assistance of members of the Board of Directors who are not on the Nominating and Corporate Governance Committee in the execution of its duties, carefully document the selection and evaluation process.

Stockholder Communications

The Company has a policy whereby stockholders may communicate directly with the Company’s Board of Directors, or individual members of the Board of Directors, by writing to the Company at:

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, CA 91311

Attention: Clarice Hovsepian, Secretary

and indicating prominently on the outside of any envelope that the communication is intended for: (i) the Board of Directors; (ii) the Chair of the Board of Directors; (iii) a specific committee of the Board of Directors; (iv) the non‑management directors; or (v) any director or subset of directors of the Board of Directors. The Secretary of the Board of Directors reviews all correspondence and regularly forwards to the appropriate director, directors or the Board of Directors, copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board of Directors or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chair of the Board of Directors, the Chair of the appropriate committee or the director who presides during non‑management executive sessions. Directors may, at any time, review a log of all correspondence received by the Company in accordance with the policy and request copies of any such correspondence.

EXECUTIVE OFFICERS OF THE COMPANY

The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below. The age of and biographical information regarding each executive officer is based on information furnished to the Company by each executive officer and as of July 3, 2017.

The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Darren R. Jamison	51	President & Chief Executive Officer
Jayme L. Brooks	46	Chief Financial Officer & Chief Accounting Officer
James D. Crouse	53	Executive Vice President of Sales & Marketing

The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company’s Board of Directors:

Darren R. Jamison. See “Proposal 1—Election of Directors to the Board of Directors—Information About Our Directors for information” pertaining to Mr. Jamison.

Jayme L. Brooks.  Ms. Brooks has served as our Chief Financial Officer and Chief Accounting Officer since April 2015. She served as Vice President of Finance and Chief Accounting Officer from November 2008 to April 2015. She previously served as Vice President of Financial Planning and Analysis, Interim Chief Accounting Officer and Director of Financial Reporting of the Company. Previously, she served as Vice President and Controller of Computer Patent Annuities North America LLC, a company providing solutions for intellectual property management needs, technology renewal services, software tools and portfolio management. Ms. Brooks holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Ms. Brooks is a Certified Public Accountant licensed in California and a member of Financial Executives International.

James D. Crouse.  Mr. Crouse joined us in February 2007 as Executive Vice President of Sales & Marketing. He leads Capstone’s Sales, Marketing and Product Development efforts globally. Since joining Capstone, Mr. Crouse has helped us bring several new clean energy and renewable microturbine products to market. Mr. Crouse is a member of the board of the World Alliance for Decentralized Energy (WADE), a business accelerator associated with the worldwide development of high-efficiency cogeneration, onsite power and decentralized renewable energy systems that deliver substantial economic and environmental benefits. He served as the Chair of the Board of WADE. WADE’s membership includes more than 200 corporate leaders in the decentralized‑energy industry and national cogeneration and decentralized energy associations worldwide. In December 2010, U.S. Secretary of Commerce Gary Locke named Mr. Crouse to the Renewable Energy and Energy Efficiency Advisory Committee, a national advisory committee of leading U.S. renewable energy and energy efficiency companies. Mr. Crouse was reappointed in 2012 and is one of 37 members on this committee which will advise the Secretary of Commerce on the development and implementation of programs and policies to help expand the global competitiveness of the U.S. renewable energy and energy efficiency industries. Mr. Crouse has testified before Congress on a number of issues. He testified on Capstone’s innovative technology and opportunities for combined heat and power in the energy efficiency sector. Prior to joining Capstone, Mr. Crouse was President of Navitas Consulting, where he specialized in assisting client companies with growing their businesses. Prior to his employment with Navitas Consulting, Mr. Crouse was General Manager of the Gas Engine Group for Valley Power Systems, the GE Jenbacher distributor. Additionally, Mr. Crouse served as President of JST Energy and Vice President of Crown Engineering & Construction. Mr. Crouse is a member of the California Association of Building Energy Consultants, and he is a licensed General Engineering Contractor “A” in California.

PROPOSAL 2

AUTHORIZATION OF CAPSTONE TURBINE CORPORATION

BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT

Introduction

The Board of Directors is recommending that the stockholders approve the Company’s Second Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio within a range of 1-to-5 to 1-to-10. If this proposal is approved, Jayme L. Brooks and Darren R. Jamison (the “Authorized Officers”) will have the authority to decide, within 12 months from the Annual Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. If the Authorized Officers decide to implement the split, it will become effective upon the filing of the amendment to the Charter with the Secretary of State of the State of Delaware (the “Effective Date”). If the reverse split is implemented, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the exchange ratio selected by the Authorized Officers. The total number of authorized shares of Common Stock will be proportionally reduced in connection with the reverse stock split from our current total of 515,000,000.

Purpose and Background of the Reverse Split

The Board of Directors’ primary objectives in proposing the reverse split are to raise the per share trading price of our Common Stock. The Board of Directors believes that the reverse split would, among other things, (i) better enable the Company to maintain the listing of its Common Stock on The NASDAQ Capital Market and (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities.

The Company’s Common Stock is listed on The NASDAQ Capital Market. On December 12, 2016, the Company received a notice from the NASDAQ Listing Qualifications Department stating that for 30 consecutive business days preceding the notice date, the closing bid price for our common stock had been below the minimum $1.00 per share requirement for continued listing on the NASDAQ Capital Market as set forth in NASDAQ Listing Rule 5550(a)(2). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we were provided 180 calendar days, or until June 12, 2017, to regain compliance with the minimum bid price requirement. On June 13, 2017, the Company was afforded an additional 180-day grace period to regain compliance with the minimum bid price requirement. In order to regain compliance, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days, at which time NASDAQ Listing Qualifications Department would provide written confirmation of the Company’s compliance. The Company may need to implement a reverse stock split to regain compliance with the NASDAQ Listing Rules. If at any time before December 12, 2017, the closing bid price of the Company's common stock is $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has regained compliance with the minimum bid price rule.

If a delisting from The NASDAQ Capital Market were to occur, the Common Stock would then likely trade on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, The NASDAQ Capital Market.

The closing sale price of the Company’s Common Stock on July 3, 2017 was $0.72 per share. The Board of Directors has considered the potential harm to the Company of a delisting from The NASDAQ Capital Market and believes that a reverse stock split would help the Company regain compliance with NASDAQ’s minimum bid price listing standard.

The Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s Common Stock. Furthermore, the Board of Directors believes that the reverse split would better enable the Company’s to raise capital to fund its planned operations if necessary.

The purpose of seeking stockholder approval of a range of exchange ratios from 1-to-5 to 1-to-10 (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Authorized Officers would effect a reverse stock split only upon the Authorized Officers’ determination that a reverse stock split would be in the best interests of the Company at that time. If the Company were to effect a reverse stock split, the Authorized Officers would set the timing for such a split and select the specific ratio within the range of 1-to-5 to 1-to-10. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Authorized Officers determine to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Authorized Officers. If the Authorized Officers do not implement the reverse stock split within 12 months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

The Board of Directors believes that the reverse split will increase the price level of the Company’s Common Stock in order to, among other things, ensure continued compliance with The NASDAQ Capital Market’s minimum bid price listing standard and generate interest in the Company among investors. The Board of Directors cannot predict, however, the effect of the reverse split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of Common Stock after the reverse split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split, which would reduce the market capitalization of the Company. The market price per post-reverse split share may not remain in excess of the $1.00 minimum bid price as required by The NASDAQ Capital Market, or the Company may not otherwise meet the additional requirements for continued listing on The NASDAQ Capital Market. The market price of the Common Stock may also be based on our performance and other factors, the effect of which the Board of Directors cannot predict.

The reverse split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

The principal effects of the reverse split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 42,264,625 shares as of July 3, 2017 to a range of 8,452,925 to 4,226,463 shares, depending on the exact split ratio chosen by the Authorized Officers, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, 1/5 to 1/10 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse split, at an exercise price equal to 1-to-5 to 1-to-10 times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split, (iii) all outstanding restricted stock units and performance based restricted stock units entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their restricted stock units and performance based restricted stock units, 1/5 to 1/10 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their restricted stock units and performance based restricted stock units immediately preceding the reverse split, at an exercise price equal to 1-to-5 to 1-to-10 times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split; (iv) the number of shares reserved for issuance pursuant to the Company’s 2000 Equity Incentive Plan will be reduced from 1,849,000 shares to 1/5 to 1/10 of the number of shares currently included in each such plan, and (v) the number of shares reserved for issuance pursuant to the Company’s 2017 Equity Incentive Plan will be reduced from 3,000,000 shares to 1/5 to 1/10 of the number of shares currently included in each such plan.

The reverse split will not affect the par value of the Common Stock. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced to 1/5 to 1/10 of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

The amendment will not change the terms of the Common Stock. After the reverse split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of the new Common Stock will not be altered except for the effect of eliminating fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

As noted above, if the reverse split is implemented, the number of issued and outstanding shares of Common Stock would be reduced will be proportionally reduced. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the reverse split is approved by the Company’s stockholders, and the Authorized Officers determine it is in the best interests of the Company to effect the split, the reverse stock split would become effective at such time as the amendment to the Charter is filed with the Secretary of State of the State of Delaware. Upon the filing of the amendment, all of the Company’s existing Common Stock will be converted into new Common Stock as will be set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse split has been effected. Computershare Trust Company, N.A., the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

The Company will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

If the stockholders approve the proposal and the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Board of Directors.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, the Authorized Officers will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Authorized Officers will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s Common Stock, The NASDAQ Capital Market listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued Common Stock.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Charter to effect the reverse stock split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences relating to the reverse stock split as of the date hereof. Except where noted, this summary deals only with a U.S. holder (as defined below) who holds common stock as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as:

•	partnerships;

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	dealers or traders in securities or currencies;

•

stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

•	stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or

•	non-U.S. holders.

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the reverse stock split.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

Tax Consequences to the Company

The Company will not recognize gain or loss as a result of the reverse stock split.

Tax Consequences to U.S. Holders of the Reverse Stock Split

A U.S holder generally will not recognize gain or loss on the reverse stock split. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A U.S. holder whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share in the reverse stock split is not clear. We intend to treat the issuance to a holder of a whole share in exchange for a fractional share as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Other Tax Considerations for U.S. Holders

The state and local tax consequences of the reverse stock split may vary significantly as to each U.S. holder depending upon the jurisdiction in which such holder resides. U.S. holders are urged to consult their own tax advisors regarding the specific tax consequences to them of the reverse stock split, including the applicable federal, state, local and foreign tax consequences, if any.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER. ACCORDINGLY, EACH U.S. HOLDER IS ADVISED TO CONSULT THE HOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE HOLDER OF A REVERSE STOCK SPLIT.

Vote Required

A quorum being present, the affirmative vote of a majority of outstanding shares of stock entitled to vote as of the record date is required to approve the amendment of the Second Amended and Restated Certificate of Incorporation to effect a reverse split of the Common Stock in the range of 1-to-5 to 1-to-10. You may vote “FOR”, “AGAINST”, or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, both abstentions and broker non-votes will have the effect of a vote AGAINST the reverse stock split.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

PROPOSAL 3

APPROVAL OF THE 2016 NOL RIGHTS AGREEMENT

Background and Purpose of the 2016 NOL Rights Agreement

On May 6, 2016, we entered into the Rights Agreement with Computershare Inc., as rights agent (the “2016 NOL Rights Agreement”).  The 2016 NOL Rights Agreement is intended to help preserve our substantial tax assets associated with net operating loss carryforwards and certain other deferred tax assets.

Our business operations have generated significant net operating losses and unrealized tax losses (collectively, “NOLs”), and we may generate additional NOLs in future years. Under federal tax laws, we generally can use our NOLs and certain related tax credits to offset ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years. As of March 31, 2017, we had approximately $678.0 million of federal NOL carryforwards and up to $160.2 million of state operating loss carryforwards. While we cannot estimate the exact amount of NOLs that we can use to reduce our future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are very valuable assets.

Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 382, an “ownership change” occurs if a stockholder or a group of stockholders that is deemed to own at least 5% of our outstanding stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of our NOLs that we can use to offset taxable income equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long‑term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply in calculating this annual limit.

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused and, therefore, significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we do not currently believe that an ownership change has occurred. Accordingly, the 2016 NOL Rights Agreement is intended to reduce the likelihood of an ownership change. However, if no action is taken, we believe it is possible that we could experience an ownership change in the future.

In connection with the 2016 NOL Rights Agreement, the Board of Directors authorized and declared a dividend distribution of one preferred stock purchase right (a “New Right”) for each share of our common stock authorized and outstanding. Each New Right entitles the registered holder to purchase from us a unit consisting of one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $8.76 per unit, subject to adjustment. The description and terms of the New Rights are set forth in the 2016 NOL Rights Agreement.

The New Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons or persons acting in concert have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the 2016 NOL Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of our outstanding shares of common stock, subject to certain exceptions or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the common stock are directly or indirectly held by counterparties to the derivatives contracts.

The New Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) May 6, 2019 or such later day as may be established by the Board prior to the expiration of the New Rights, provided that the extension is submitted to the Company’s stockholders for ratification at the next annual meeting of stockholders of the Company succeeding such extension; (ii) the time at which the New Rights are redeemed pursuant to the NOL Rights Agreement; (iii) the time at which the New Rights are exchanged pursuant to the NOL Rights Agreement; (iv) the time at which the New Rights are terminated upon the occurrence of certain transactions; (v) the close of business on the first day after the Company’s 2017 annual meeting of stockholders, if approval by the stockholders of the Company of the NOL Rights Agreement has not been obtained on or prior to the close of business on the first day after the Company’s 2017 annual meeting of stockholders; (vi) the close of business on the effective date of the repeal of Section 382 of the Tax Code, if the Board determines that the NOL Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits; and (vii) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits are available to be carried forward,  (the earliest of (i), (ii), (iii), (iv), (v), (vi) and (vii) is referred to as the “Expiration Date”). As such, the Company is soliciting stockholder approval to ratify the 2016 NOL Rights Plan. If stockholders do not ratify the 2016 NOL Rights Plan, the New Rights will expire on the first day after the Annual Meeting.

Certain Considerations Related to the 2016 NOL Rights Agreement

Our Board of Directors believes that attempting to protect the tax benefits of our NOLs as described above is in our and our stockholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur even if the 2016 NOL Rights Agreement is approved. Please consider the items discussed below in voting on Proposal 3.

The IRS could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future taxable income. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the NOL Amendment is in place.

Continued Risk of Ownership Change

Although the 2016 NOL Rights Agreement is intended to reduce the likelihood of an ownership change, we cannot assure you that it would prevent any transfers of our common stock that could result in such an ownership change.

Potential Anti‑Takeover Impact

The reason our Board of Directors approved the 2016 NOL Rights Agreement and is recommending that it be approved by our stockholders is to preserve the long‑term value of our NOLs. However, the 2016 NOL Rights Agreement could also be deemed to have an anti‑takeover effect because, among other things, it restricts the ability of a person, entity or group to accumulate more than 4.99% of our common stock and the ability of persons, entities or groups now owning more than 4.99% of our common stock to acquire additional shares of our common stock without the prior approval of our Board and because an Acquiring Person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the 2016 NOL Rights Agreement may render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities.

The foregoing description of the terms of the 2016 NOL Rights Agreement summarizes only the material terms of the 2016 NOL Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the 2016 NOL Rights Agreement, which was filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on May 6, 2016.

Vote Required

A quorum being present, the affirmative vote of a majority of the votes represented at the Annual Meeting and entitled to vote is required to approve the 2016 NOL Rights Agreement. You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2016 NOL RIGHTS AGREEMENT TO HELP PRESERVE THE VALUE OF THE OUR OPERATING LOSS CARRYFORWARDS AND CERTAIN OTHER DEFERRED TAX ASSETS.

PROPOSAL 4

STOCKHOLDER APPROVAL OF THE POTENTIAL ISSUANCE

OF MORE THAN 20% OF THE COMPANY’S COMMON STOCK

PURSUANT TO THE COMPANY’S OCTOBER 2016 OFFERING OF SECURITIES

Background

On October 18, 2016, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers (i) in a registered offering, 3,600,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and pre-funded Series B warrants to purchase up to 2,700,000 shares of Common Stock, which were sold in lieu of Common Stock to those Purchasers whose purchase of Common Stock in the offering otherwise would result in the Purchaser beneficially owning more than 9.99% of the Company’s outstanding Common Stock following the completion of the offering (“Series B Warrants”) (as exercised, collectively, the “Series B Warrant Shares”); and (ii) in a concurrent private placement, Series A warrants to purchase up to 6,300,000 shares of Common Stock (“Series A Warrants,” and together with the Series B Warrants, the “Warrants”) (as exercised, collectively, the “Series A Warrant Shares”, and together with the Series B Warrant Shares, the “Warrant Shares”). The Series A Warrants and the Series A Warrant Shares are collectively referred to herein as the “Placement Securities.”  The Common Shares, the Series B Warrants and the Series B Warrant Shares are collectively referred to herein as the “RD Securities.”  The Placement Securities and the RD Securities are collectively referred to herein as the “Securities.”  We refer to the offering of the Securities, collectively, as the Offering.

The exercise of the Series A Warrants is a potential additional source of capital for the Company. Each Series A Warrant has an initial exercise price of $1.34 per share of Common Stock, which if exercised in full would result in gross proceeds to the Company of approximately $8.4 million.  However, as of the close of the NASDAQ Capital Market on July 3, 2017, the price of our Common Stock was $0.72, causing the Series A Warrants to be “out-of-the-money” and unlikely to be exercised.

In compliance with the rules and regulations of The NASDAQ Capital Market, we are not permitted to reduce the exercise price of the Series A Warrants below $1.34 per share, subject to adjustment for stock splits, stock dividends and similar events (“Floor Price”). If our stockholders approve this Proposal 4, as of July 3, 2017, the Series A Warrant exercise price per share of Common Stock will automatically be adjusted from $1.34 to $0.65, which reflects the “full ratchet” anti-dilution adjustment for sales of our Common Stock under at-the-market offerings subsequent to the closing of the Offering. The Series A Warrants will also be subject to further “full ratchet” adjustments until April 22, 2019 if we sell Common Stock at a price lower than the exercise price of the Series A Warrants then in effect. If exercised in full based on the price of our Common Stock on July 3, 2017, the Company could obtain up to $4.1 million in additional capital based on an adjusted price per share of $0.65. However, we can provide no assurance that the Series A Warrants will be exercised in whole, or in part, following obtaining the approval of this Proposal No. 4. The number of shares of Common Stock issuable upon the exercise of the Series A Warrants, however, is not subject to such adjustment and will not be increased as a result of our stockholders approval of this Proposal No. 4.

The Purchase Agreement requires the Company to submit the issuance of all of the Securities contemplated by the Purchase Agreement in compliance with the rules and regulations of The NASDAQ Capital Market at the first annual meeting of stockholders of the Company immediately following the closing date of the Offering (the “Stockholder Approval”).

The terms of the Purchase Agreement, the Placement Securities and the RD Securities are complex and only briefly summarized above. For further information regarding these agreements and the Financing, please refer to our Current Report on Form 8-K filed with the SEC on October 18, 2016. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Reasons for Requesting Stockholder Approval

Because our common stock is traded on The NASDAQ Capital Market, we are subject to the NASDAQ Listing Rules, including Listing Rule 5635(d). Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

As the Series A Warrants include a Floor Price until stockholder approval is obtained, the Placement Securities were considered securities issued for greater than the book or market value of our Common Stock at the time of the Offering and were not included in the calculation of the 20% beneficial ownership limitation cap set forth in Listing Rule 5635(d). If our stockholders approve this Proposal 4, the Company will not be subject to the issuance of beneficial ownership limitation cap set forth in Listing Rule 5635(d) and we would be able to adjust the exercise price of the Series A Warrants below the Floor Price.

We are seeking stockholder approval to permit adjustments to the exercise price of the Series A Warrants and to allow us to make such issuances of our common stock described above in accordance with NASDAQ Listing Rule 5635(d).

Possible Effects if Proposal No. 4 is Approved

If Proposal No. 4 is approved by our stockholders, then the Company will not be subject to the issuance of beneficial ownership limitation cap set forth in NASDAQ Listing Rule 5635(d). As a result, the Series A Warrant exercise price per share of Common Stock will be automatically reduced to $0.65 based on the adjusted price per share as of July 3, 2017, and will be subject to further reductions if we sell shares of Common Stock at a lower price in the future. If the Series A Warrants are exercised in full based on the adjusted price per share as of July 3, 2017, the Company may receive up to $4.1 million in additional capital. However, we can provide no assurance that the Series A Warrants will be exercised in whole, or in part, following obtaining the approval of this Proposal No. 4.

Possible Effects if Proposal No. 4 is Not Approved

If Proposal No. 4 is not approved by the stockholders, the Series A Warrants are unlikely to be exercised at current market prices and the Company will be unlikely to utilize the Series A Warrants as a source of additional capital. Further, the Company has agreed in the Purchase Agreement to hold an additional stockholder meeting every four months thereafter until either (x) such approval is obtained or (y) the Company fails to obtain the approval at the annual stockholder meeting of the Company in 2019. These efforts would be costly and time-consuming, and would also divert management time and attention away from managing the business. If Proposal No. 4 has not been approved following the annual stockholder meeting of the Company in 2019, then the Securities will remain subject to the issuance of beneficial ownership limitation cap set forth in NASDAQ Listing Rule 5635(d).

In addition, our failure to obtain the approval of our stockholders for this Proposal No. 4 and fulfill our obligations to the investors as described in the Purchase Agreement, could adversely affect our ability to raise capital in the future and have a detrimental impact on the Company’s capital raising efforts. It is also possible that investors or potential new investors may be unwilling to participate in such future transactions.

Accordingly, the Board believes approval of Proposal No. 4 will allow the Company to potentially raise up to $4.1 million in additional capital from potential exercises of the Series A Warrants based on the adjusted price per share as of July 3, 2017, meet its obligations under the Purchase Agreement and simultaneously help to preserve its cash resources for its planned operating activities.

Vote Required

A quorum being present, under NASDAQ Listing Rule 5635, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required for stockholder approval of the proposal to approve for purposes of complying with applicable NASDAQ Listing Rules, the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s financing in October 2016 including issuance of shares of the Company’s common stock upon the exercise of the Warrants without the need for any limitation or cap on issuances. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE POTENTIAL ISSUANCE OF MORE THAN 20% OF THE COMPANY’S COMMON STOCK PURSUANT TO THE COMPANY’S OCTOBER 2016 OFFERING OF SECURITIES.

PROPOSAL 5

APPROVAL OF CAPSTONE TURBINE CORPORATION

2017 EQUITY INCENTIVE PLAN

Proposal

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On June 30, 2017, the Board of Directors adopted, subject to stockholder approval, the Capstone Turbine Corporation 2017 Equity Incentive Plan (the “2017 Plan”). The 2017 Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the 2017 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

As of July 3, 2017, there were stock options to acquire 312,037 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $15.39 and a weighted average remaining term of 5.2 years. In addition, as of July 3, 2017, there were 334,803 unvested full value awards with time-based vesting and no unvested full value awards with performance vesting outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of July 3, 2017.

Shareholder approval of the 2017 Plan under this Proposal 5 will also serve to approve the performance measures set forth in the 2017 Plan, as further described below under the section entitled “Qualified Performance-Based Compensation under Code Section 162(m).”

Summary of Material Features of the 2017 Plan

The material features of the 2017 Plan are:

•	The maximum number of shares of common stock to be issued under the 2017 Plan is 3,000,000;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights and cash-based awards is permitted;

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the 2017 Plan.  Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2017 Plan;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•	The value of all awards awarded under the 2017 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $300,000;

•	Any material amendment to the 2017 Plan is subject to approval by our stockholders; and amendments are also subject to approval by our stockholders if and to the extent determined by the Compensation

Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2017 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

•	The term of the 2017 Plan will expire on June 30, 2027.

Based solely on the closing price of our common stock as reported by NASDAQ Capital Market on July 3, 2017 and the maximum number of shares that would have been available for awards as of such date under the 2017 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2017 Plan is approximately $79,023.00. The shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the 2017 Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the 2017 Plan: (i) shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof. In the event the Company repurchases shares of stock on the open market, such shares shall not be added to the shares of stock available for issuance under the Plan.

The 2017 Plan provides for awards during the term thereof with respect to a maximum of 3,000,000 shares, plus any shares that are available for issuance under the Company’s 2000 Equity Incentive Plan (the “Prior Plan”) as of the date on which the 2017 Plan is approved by shareholders at the Company’s Annual Meeting (or that become available under the Prior Plan on or after such date). Upon shareholder approval of the 2017 Plan, no further awards will be made under the Prior Plan. If any award granted under the Prior Plan (or, if approved, after the date on which the 2017 Plan is approved by shareholders at the Company’s Annual Meeting) is canceled, terminates, expires or lapses for any reason, any shares subject to the award will again be available for the grant of an award under the 2017 Plan.

If any award granted under the 2017 Plan or under the Prior Plan is canceled, terminates, expires or lapses for any reason, any shares subject to the award will again be available for the grant of an award under the 2017 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2017 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the 2017 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return; (2) earnings before interest, taxes, depreciation and amortization; (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (4) changes in the market price of the common stock; (5) economic value-added; (6) funds from operations or similar measure; (7) sales or revenue; (8) acquisitions or strategic transactions; (9) operating income (loss); (10) cash flow (including, but not limited to, operating cash flow and free cash flow); (11) return on capital, assets, equity, or investment; (12) return on sales; (13) gross or net profit levels; (14) productivity; (15) expense; (16) margins; (17) operating efficiency; (18) customer satisfaction; (19) working capital; (20) earnings (loss) per share of common stock; (21) sales or market shares and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 3,000,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 2,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $3,000,000 for any performance cycle.

Rationale for the New 2017 Plan

Equity incentive awards are an important component of our executive and non-executive employees’ compensation. The Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for the Company’s continued growth and success. According, the Compensation Committee and Board of Directors are seeking to get approval for the new 2017 Plan in its ongoing efforts to modernize the plan and add additional features that that better align with stockholder concerns. Among the new features contained in the 2017 Plan are the following:

•	Minimum one-year vesting requirement
•	Prohibition-related to dividends on unvested awards, and
•	A non-liberal share recycling provision.

Grant Rate

The following table sets forth information regarding historical awards granted and earned for the 2014 through 2016 period, and the corresponding grant rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the Company’s last three fiscal years:

	Fiscal Year
Share Element	2017	2016	2015
Stock Options Granted	314,537	29,225	54,290
Full-Value Awards Granted	295,606	539,771	54,676
Total Awards Granted(1)	610,143	568,996	108,966

Weighted average common shares outstanding during the fiscal year	32,074,000	18,162,000	16,400,600

Annual Grant Rate	1.9%	3.1%	0.7%

Three-Year Average Grant Rate	1.9%

(1) Total Awards Granted represents the sum of Stock Options Granted and Full-Value Awards Granted.

Our Compensation Committee determined the size of reserved pool under the 2017 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable.

Summary of the 2017 Plan

The following description of certain features of the 2017 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2017 Plan, which is attached hereto as Exhibit A.

Administration  The 2017 Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2017 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility; Plan Limits  All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the 2017 Plan, subject to the discretion of the administrator. As of July 3, 2017, approximately 175 individuals would have been eligible to participate in the 2017 Plan had it been effective on such date, which includes 3 executive officers, 157 employees who are not executive officers, 7 non-employee directors and 8 consultants. There are certain limits on the number of awards that may be granted under the 2017 Plan. For example, no more than 2,000,000 shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period. The maximum performance-based award payable to any grantee in a performance cycle is 2,000,000 shares of common stock or $3,000,000 for cash-based awards. These limits are intended to comply with Section 162(m) of the Code. In addition, no more than 3,000,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit  The 2017 Plan provides that the value of all awards awarded under the 2017 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $300,000.

Stock Options  The 2017 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2017 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ Capital Market on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2017 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights   The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine provided, that the vesting period applicable to any Stock Appreciation Rights may not be less than one year except in the case of a “sale event,” as defined in the 2017 Plan. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock   The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period; provided, that the vesting period applicable to any restricted stock may not be less than one year except in the case of a “sale event,” as defined in the 2017 Plan. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units  The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period; provided, that the vesting period applicable to any Restricted Stock Units may not be less than one year except in the case of a “sale event,” as defined in the 2017 Plan. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards   The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2017 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights  The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards  The Compensation Committee may grant cash bonuses under the 2017 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions  The 2017 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2017 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all awards with time-based conditions will become vested and exercisable upon the sale event, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity.  Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc  The 2017 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2017 Plan, to certain limits in the 2017 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding  Participants in the 2017 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting; provided that, to the extent necessary to avoid adverse accounting treatment, such share withholding may be limited to the minimum required tax withholding obligation.

Amendments and Termination  The Board may at any time amend or discontinue the 2017 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ Capital Market, any amendments that materially change the terms of the 2017 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2017 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of Plan  The 2017 Plan was approved by our board of directors on June 30, 2017. Awards of incentive options may be granted under the 2017 Plan until the tenth anniversary of June 30, 2017. No other awards may be granted under the 2017 Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2017 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2017 Plan. As noted above, the Compensation Committee did not grant equity awards to any named executive offer in the fiscal year ending March 31, 2017.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2017 Plan. It does not describe all federal tax consequences under the 2017 Plan, nor does it describe state or local tax consequences.

Incentive Options  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards  The Company generally will be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions  Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2017 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2017 Plan is structured to allow certain awards to qualify as performance-based compensation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of March 31, 2017:

					Number of
	Number of				securities
	securities to be				remaining
	issued upon				available for
	exercise of		Weighted-average		future issuance
	outstanding		exercise price of		under equity
	options and		outstanding		compensation
Plan Category	rights		options and rights		plans
Equity Compensation Plans Approved by Stockholders
Incentive Plan Stock Options	225,608		$20.90		136,555	(1)
Incentive Plan Stock Bonus Awards	301,889		—		—
2000 Employee Stock Purchase Plan	—		—		4,757
Equity Compensation Plans Not Approved by Stockholders
Inducement Stock Options	88,929	(2)	$1.70		—
Inducement Restricted Stock Units	14,820	(3)	—		—
Total	631,246		$15.47	(4)	141,312

(1)	The shares available for stock options, restricted stock, RSUs and other awards under the 2000 Equity Incentive Plan are included in this number.

(2)

Consists of stock options granted outside of the 2000 Equity Incentive Plan at exercise prices equal to the fair market value of the Company’s Common Stock. The Company granted these stock options in August 2016 as inducement grant to its new Vice President, Manufacturing. Although these options were not granted under the 2000 Equity Incentive Plan, they are governed by terms and conditions similar to those set forth in the 2000 Equity Incentive Plan.

(3)	The Company granted these RSUs outside of the 2000 Equity Incentive Plan in August 2016 as inducement grant to the Company’s new Vice President, Manufacturing.

(4)	The weighted‑average exercise price does not take into account RSUs as there is no exercise price associated with RSUs.

Vote Required

A quorum being present, the affirmative vote of a majority of outstanding shares of stock entitled to vote as of the record date is required for the approval of the 2017 Plan. You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on this proposal.  For purposes of determining whether this proposal has passed, abstentions and broker non-votes will have the effect of a vote AGAINST the proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CAPSTONE TURBINE CORPORATION 2017 EQUITY INCENTIVE PLAN.

PROPOSAL 6

APPROVAL OF THE AMENDED AND RESTATED

CAPSTONE TURBINE CORPORATION EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement to our Employee Stock Purchase Plan (the “ESPP”). Effective June 30, 2017, the Board of Directors unanimously approved, subject to stockholder approval, an amendment and restatement the ESPP.

The ESPP is being submitted for stockholder approval in order to ensure that the ESPP meets the requirements of Section 423 of the Internal Revenue Code (the “Code”). If the ESPP is not approved by our stockholders, the ESPP will have no further force and effect, the existing ESPP will continue in full force and effect, and we may continue to grant awards under the ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Overview of Proposed Amendments

Increase in Share Reserve  We strongly believe that an employee stock purchase program is a necessary and important incentive and retention tool. The ESPP was initially adopted by the Company’s Board of Directors and approved by the stockholders in 2000 and has been amended to modify the exercise price to be used on the date the shares are exercised. In June 2010, the ESPP was amended to increase the number shares of Common Stock available under the ESPP by 70,000 shares and extended the term of the ESPP for a period of ten years through June 30, 2020, unless terminated sooner.

Prior to the current amendment, 70,000 shares of Common Stock had been reserved for issuance. Of this number, there were only 4,757 shares of Common Stock remaining as of March 31, 2017. As amended, the ESPP will continue by its terms and will increase the number of shares of Common Stock available by 500,000 shares which will reserve for issuance a total of 570,000 shares of Common Stock.

The ESPP is not being amended in any material respect other than to reflect the changes described above.

Determination to Approve the ESPP

The ESPP and our 2017 Equity Incentive Plan, are the only equity incentive plans we currently have in place pursuant to which awards may be granted.

In determining whether to approve the ESPP, including the proposed increase to the share reserve under the ESPP over the share reserve under the existing ESPP, our Board of Directors considered the following:

•

Unless the ESPP is authorized and approved by our stockholders, the number of shares available for issuance under the existing ESPP may be too limited to effectively achieve its purpose as a powerful incentive and retention tool for employees that benefits all of our stockholders.  The increase will enable us to continue our policy of equity ownership by employees as an incentive to contribute to our success.

•

We expect the proposed aggregate share reserve under the ESPP to provide us with enough shares for the remaining term of the ESPP, assuming employee participation in the ESPP consistent with historical levels. We cannot predict our future share usage under the ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer time.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the ESPP is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the ESPP. The Compensation Committee of the Board of Directors oversees and administers the ESPP.

Summary of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP itself, which is attached as Appendix B to this proxy statement.

Purpose

The purpose of the ESPP is to assist our eligible employees in acquiring a stock ownership interest in our company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Securities Subject to the ESPP

A total of 570,000 shares of our common stock are authorized for issuance under the ESPP (after taking into account the increase of 500,000 shares added in connection with this amendment and restatement).

Administration

The ESPP is administered by the Compensation Committee of the Board of Directors, which has the right to determine any questions which may arise regarding the interpretation and application of the provisions of the ESPP and to make, administer, and interpret such rules and regulations as it deems necessary. Any determinations will be made by the Compensation Committee in its sole discretion and will be final and binding.

Eligibility

Eligibility for participation is limited to employees of the Company or its affiliated subsidiaries who are customarily employed for at least 20 hours per week and more than 5 months or more in a calendar year. As of March 31, 2017, approximately 168 employees were eligible to participate in the ESPP.

Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the administrator prior to the relevant offering date. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

Participation in an Offering

Option Periods  The ESPP provides six-month option periods from January 1 to June 30 and July 1 to December 31 of each year. A participant must be employed at the beginning of an option period to participate in the ESPP for that six-month option period.

Participation by Employees  Eligible employees can participate in the ESPP by authorizing the Company to deduct from payroll up to 15% of their compensation. The deductions are accumulated without interest through the option period and used to fund the purchase of Common Stock at the end of the option period. A participant may discontinue or decrease participation in the ESPP during the option period. If a participant elects to discontinue participation during an option period, the amounts accumulated through payroll deductions are returned to the participant in cash without interest. An employee’s participation election is automatically continued for subsequent option periods until the employee makes a new election or becomes ineligible to participate.

Purchase  Common Stock is purchased from the Company for 95% of its fair market value on the last day of the option period. Fair market value is determined by reference to the closing sales price on the NASDAQ Global Market. The balance of funds accumulated for each participant is applied to acquire the greatest number of whole shares of Common Stock at the purchase price determined for each option period. Any balance of funds is returned to the participant. No fractional shares are delivered under the ESPP.

Share Purchase Limits  The maximum number of shares that a participant may purchase during any option period is 2,500. Each participant’s acquisition of Common Stock is limited to $25,000 per year, based on the fair market value of the Common Stock on the date of acquisition, which is the last day of each option period. In addition, an employee will become ineligible to participate in the ESPP if he or she owns or could acquire 5% or more of the combined voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock that may be purchased under the ESPP or pursuant to any other options).

Termination of Employment;  Death  The right to participate in the ESPP terminates immediately upon termination of employment. Generally, a participant will receive a refund of amounts withheld through payroll deduction during the option period without interest. However, if termination of employment is due to the participant’s death, the participant’s estate is entitled to apply the amounts that were withheld from payroll during the option applied to the purchase of Common Stock at the end of the option period.

Adjustment or Changes in Capitalization In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, recapitalization, partial or complete liquidation, reclassification, merger, consolidation, reorganization, extraordinary cash dividend, spin-off, split-up, combination or other corporate event or distribution of stock or property affecting the Common Stock, the number of shares available under the ESPP and subject to purchase during the option period, as well as the purchase price, will be appropriately adjusted in a manner consistent with Section 423 of the Internal Revenue Code.

Amendment and Termination of the Plan The ESPP may be amended by the Board of Directors for any reason, subject to applicable law. However, an amendment that increases the number of outstanding shares of Common Stock available for issuance, extends the expiration date of the ESPP or changes the class of employees eligible to participate must be approved by the Company’s stockholders within twelve months thereof. If approved by stockholders, the plan will remain in effect until June 30, 2020, unless terminated earlier by the Board of Directors.

Federal Income Tax Consequences Associated with the ESPP

The material federal income tax consequences of the ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

New Plan Benefits

Benefits under the ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.

Vote Required

A quorum being present, the affirmative vote of a majority of outstanding shares of stock entitled to vote as of the record date is required to approve the amendment of the Capstone Turbine Corporation Employee Stock Purchase Plan. You may vote “FOR”, “AGAINST”, or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions and broker non-votes will have the effect of a vote AGAINST the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY  RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED CAPSTONE TURBINE CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 7

NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, put in place by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company to seek a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers (“Say-on-Pay” vote) as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, and accompanying compensation tables and the related narrative disclosure in this Proxy Statement. Because the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

We believe that executive compensation should be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

As a focus on the Company’s long-term performance, we believe that long-term equity awards are effective tools for aligning management and stockholder interests in order to increase overall stockholder value. In addition, the executive officers are often asked to implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the executive officers aid the Company in its implementation of such long-term initiatives. However, a portion of the executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve Company objectives and to attract and retain talented executives.

The Compensation Committee values the perspectives and concerns of our stockholders regarding executive compensation. The Compensation Committee has in the past and intends to continue to maintain in the future an open dialogue with stockholders to foster greater communication and transparency.

At the 2016 Annual Meeting, we sought an advisory vote on our Company’s executive compensation program.  This proposal, commonly known as the Say on Pay proposal, was approved by slightly more than two-thirds of the votes cast. Our research further determined that only about 5% of the Company’s total outstanding shares were voted against last year’s Say on Pay proposal.  The Company also believes that none of the five largest stockholders voted in protest on Say on Pay last year.

During the last twelve months, Company executives regularly held meetings with stockholders and participated in professional investor conferences, to hear stockholder views on the Company’s financial performance, strategic business plans, corporate governance, executive compensation, and related subjects. Based upon stockholder feedback reported to the Compensation Committee by Company executives, the Compensation Committee decided to seek ways to restructure its compensation program to further link executive compensation to stockholder interests.

Given that one of the main stockholder concerns relates to the Company’s ability to reach EBITDA (earnings before interest, taxes, depreciation and amortization) breakeven, the Compensation Committee decided to further align its compensation program to stockholder interests by restructuring it to further link executive compensation to EBITDA breakeven. As a result, the Compensation Committee implemented the Leadership Incentive Program as further described below.

During Fiscal 2017, given the various challenges that the Company faced, the Compensation Committee determined not to increase base pay, forgo an executive annual incentive program, and not to grant long-term equity awards. For Fiscal 2018, the Compensation Committee approved increases to base pay for the Company’s named executive officers (excluding the CEO), implemented a Leadership Incentive Program pursuant to which payment is made only upon the Company reaching EBIDTA breakeven for two consecutive quarters in Fiscal 2018, but did not grant any long-term equity awards.

The Compensation Committee felt that stockholder’s interests would best be served by the implementation of the Leadership Incentive Program given that payment would only be made upon the Company reaching EBITDA breakeven for two consecutive quarters in Fiscal 2018. By having EBITDA breakeven as the performance criteria to receive pay out under this program, executive compensation is directly tied to improving Company performance and more directly aligns the efforts of the Company’s executives to increase overall stockholder value which furthers the interests of the Company’s stockholders.  Consequently, our Compensation Committee took the feedback that it received from stockholders into account with the implementation of the Leadership Incentive Program that directly links executive compensation to EBITDA breakeven.

In addition to the responsive actions described above, the Compensation Committee, in an effort to further align executive compensation and stockholder interests, voluntarily adopted a clawback policy.  The clawback policy applies to both cash and equity-based performance-based compensation the payment of which is predicated upon the Company’s achievement of financial performance or metrics and which may be clawed back by the Company in connection with a restatement of the Company’s financials.

Proposal

The Company is presenting this proposal, which gives you as a stockholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 (m) through (q) of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2017 Proxy Statement, is hereby APPROVED.”

Position of Board of Directors

As discussed in this proxy statement under the “Compensation of Officers and Directors” Section, the Compensation Committee of the Board of Directors believes that the executive compensation for the year ended March 31, 2017, is reasonable and appropriate, is justified by the performance of the Company and is the result of a carefully considered approach.  Our executive compensation program is designed to attract, motivate and retain a highly qualified group of executives and maintain a close correlation between the rewards to the Company’s executives and the strategic success of the Company and the performance of its stock.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors; however, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements.

Vote Required

A quorum being present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this resolution. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. For purposes of determining whether this proposal has passed, abstentions will be treated as votes cast against this proposal, while broker non-votes will not be treated as votes cast on this proposal and those non-votes will have will have no effect on the proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION OF OFFICERS AND DIRECTORS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer (“CEO”) and the other most highly compensated executive officers for services rendered to the Company and its subsidiaries for the fiscal years ended March 31, 2017 and 2016. These individuals, including the Chief Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers (“NEO”). The table illustrates that the base pay did not increase from our 2016 fiscal year or our 2017 fiscal year for any of the Named Executive Officers, and, in respect of the fiscal year ended March 31, 2017, these individuals did not receive an annual incentive payment or any long-term equity awards.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)		($)
Darren R. Jamison	2017	$487,200	$—	$—	$—	$—	$7,935	(5)	$495,135
President & Chief Executive Officer	2016	487,200	46,312	108,364	52,600	—	58,262	(5)	752,738
Jayme L. Brooks	2017	247,500	—	—	—	—	5,447	(5)	252,947
Chief Financial Officer & Chief Accounting Officer	2016	247,500	23,513	48,123	36,833	—	25,542	(5)	381,511
James D. Crouse	2017	280,000	—	—	—	—	26,734	(5)	306,734
Executive Vice President of	2016	280,000	26,600	51,080	49,111	—	17,560	(5)	424,351
Sales & Marketing

(1)

This column represents the aggregate grant date fair value of RSUs granted in the years presented in accordance with SEC rules. For RSUs, fair value is calculated using the closing price of Capstone’s stock on the date of grant. For a discussion of the valuation assumptions, see Note 9 to the Company’s financial statements included in the Company’s Annual Report on Form 10‑K for the 2017 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

(2)

This column represents the aggregate grant date fair value of stock options granted in the years presented in accordance with SEC rules. For a discussion of valuation assumptions, see Note 9 to the Company’s financial statements included in the Company’s Annual Report on Form 10‑K for the 2017 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

During the quarter ended March 31, 2016, Messrs. Jamison and Crouse and Ms. Brooks voluntarily agreed to cancel and terminate a total of 119,363 unvested stock options that had been previously issued to them.

(3)	This column represents bonuses paid pursuant to the Executive Plan.

(4)	This column represents Company contributions to the 401(k) plan and premiums paid by the Company for life insurance.

(5)	Includes cash disbursement in lieu of fringe benefit accruals.

Oversight of Executive Compensation and Role of the Compensation Committee

The Compensation Committee operates under a written charter adopted by the Board of Directors. The functions of the Compensation Committee include: (i) for the purposes of compensation, reviewing the performance and development of the Company’s senior management in achieving corporate goals and objectives; (ii) determining the salary, benefits and other compensation of the executive officers and reviewing the compensation programs for the Company; and (iii) administering the following benefit plans of Capstone: the Employee Stock Purchase Plan, the 2000 Equity Incentive Plan (the “Incentive Plan”), 2017 Equity Incentive Plan and the Annual Executive Incentive Plan (the “Executive Plan”).

The Compensation Committee of our Board of Directors reviews and administers the process and substance of the Company’s executive compensation program, including compensation of the Named Executive Officers (i.e., those executive officers who appear in the Summary Compensation Table above). The Compensation Committee reviewed and approved the peer group for the 2017 Fiscal Year that the Company used to benchmark the compensation of its Named Executive Officers. The peer group consisted of the following companies:

Power Solutions International, Inc.	Enphase Energy, Inc.	Fuel Systems Solutions, Inc.	LSI Industries, Inc.
PowerSecure International, Inc.	Allied Motion Technologies, Inc.	Vicor, Corp.	SL Industries, Inc.
Maxwell Technologies, Inc.	FuelCell Energy, Inc.	PMFG, Inc.	Westport Innovations, Inc.
Magnetek, Inc.	Key Technology, Inc.	Plug Power, Inc.	Active Power, Inc.

In setting compensation, the Compensation Committee reviewed information provided by its independent compensation consultant, Willis Towers Watson ( the “Compensation Consultant”), regarding comparative market data, including a comprehensive analysis of total compensation and compensation components based on the peer group and published survey data appropriate to the Company’s annual revenue.

The Compensation Committee has determined that the competitive analysis provided by its Compensation Consultant includes a sufficiently large and relevant group of companies for purposes of comparing compensation data. The Compensation Committee considers all relevant information from compensation surveys and does not exclude data in determining compensation for our executive officers. The compensation reports provided by the Compensation Consultant include detailed information regarding base salary, target cash incentive, target total cash, actual total cash, estimated value of long-term incentive compensation and target total direct compensation for individuals deemed to be comparable to our executive officers in the peer group. The Compensation Committee uses this information to assess the levels of compensation that are appropriate for our executive officers, including the Named Executive Officers.

The Compensation Committee has determined that the Compensation Consultant’s work as our compensation consultant in the 2017 Fiscal Year did not raise any conflicts of interest.

To determine the level of risk arising from our compensation policies and practices, the Company conducted an executive compensation risk assessment during the 2017 Fiscal Year and at the start of the 2017 Fiscal Year under the oversight of the Compensation Committee. This assessment examined the Company’s compensation programs. Several areas of potential compensation risk were reviewed, including affordability of compensation packages; Board of Directors and Compensation Committee practices; compensation philosophy; the design of our compensation programs; elements of compensation and retention exposure. The Compensation Committee noted that the Company’s compensation programs contain many provisions designed to mitigate risk and protect stockholder interests.

The basic components of compensation applicable to the Named Executive Officers are base salary, annual performance-based incentives and long-term incentives. Additionally, the Named Executive Officers also receive employee benefits consistent with those offered to other employees of the Company and are eligible for severance and change of control benefits.

Components and Results of the Fiscal 2017 Executive Compensation Plan

Base Salary    Base salary is intended to provide a level of assured cash compensation that is reasonably competitive in the marketplace to our executive officers. It is based on the individual’s qualifications and experience with the Company, past performance, taking into account all relevant criteria, value to the Company, the Company’s ability to pay and relevant competitive market data. During the 2017 Fiscal Year, the Company faced a challenging economic environment that caused management to take several measures to reposition the Company for future growth and profitability. As a result of such conditions, the base salaries of the Named Executive Officers remained unchanged from the 2016 Fiscal Year. However, for Fiscal 2018, the Compensation Committee did approve base pay increases for the Named Executive Officers, except for Mr. Jamison, Chief Executive Officer and President.

Annual Incentive Compensation and Targets    Performance based cash incentive payments to Named Executive Officers can be awarded by the Compensation Committee based on performance, achievement of specific goals within the prescribed performance period and other relevant factors determined in advance by the Compensation Committee. Cash incentive awards are generally made pursuant to our Annual Executive Incentive Plan. Payments under the awards are based on performance goals that are selected from the criteria described in the Annual Executive Incentive Plan. Each objective is determined in reference to our financial statements and annual budget. The Compensation Committee retains discretion to reduce awards earned under the Annual Executive Incentive Plan. During the 2017 Fiscal Year, the Company faced a challenging economic environment that caused management to take several measures to reposition the Company for future growth and profitability. As a result of such conditions, the Compensation Committee restructured the Annual Executive  Incentive Plan into a plan that would further incentivize executives to reach EBITDA breakeven by implementing a Leadership Incentive Program directly linked to EBITDA breakeven for our fiscal year ending March 31, 2018. This program further aligned executive compensation to the Company’s strategic plan of attaining profitability.

In Fiscal 2017, the Compensation Committee approved the Leadership Incentive Program to further motivate the Named Executive Officers to have the Company reach EBITDA break even in Fiscal 2018. As such, the Company is to payout under this program upon successfully reaching EBITDA breakeven at the end of any two consecutive quarters subject to the Company’s standard clawback provisions. For the purposes of EBITDA calculation in relation to this program, the Compensation Committee agreed to utilize Adjusted EBITDA which consists of net income before interest, taxes, depreciation and amortization expense, stock-based compensation expense and change in fair value of warrant liability. Mr. Jamison, Chief Executive Officer and President, Ms. Brooks, Chief Financial Officer and Chief Accounting Officer, and Mr. James Crouse, Executive Vice President of Sales and Marketing have target bonus percentages of 100%, 60%, and 70%, respectively.

Long-Term Incentive Targets and Awards    In discharging its responsibility for administering the Company’s stock-based compensation programs, the Compensation Committee regularly monitors and evaluates the total cost of such programs, based on information provided annually by, and in consultation with, the Company’s independent compensation consultant. This information includes share utilization and annual grant levels. The Compensation Committee determines the appropriate award to each Named Executive Officer by assessing equity incentive awards made to officers of comparable companies and evaluating the level of equity incentives that have been previously awarded to each Named Executive Officer.

Options    The Compensation Committee determined several years ago that equity-based incentive compensation should include stock options. The inclusion of stock options in the equity grant mix was determined because they provide a financial reward only in the event that stockholder value is increased.

PRSU Program  In May 2014, the Compensation Committee approved the PRSU Program that commenced effective as of the beginning of the 2015 Fiscal Year. The PRSU Program is designed to:

•	Focus on the long-term performance of the Company;

•	Motivate participants to maximize the Company’s performance by aligning their compensation with the achievement of multiyear, long-term Company objectives and long-term Company growth;

•

Incorporate performance metrics that link externally to Total Stockholder Return (TSR) measured over a three-year period, as well as internal financial performance metrics also measured over a three year period; and

•	Provide a vesting period for awards that extends beyond the end of the 3 year performance measurement period.

RSUs The Compensation Committee determined several years ago that equity-based incentive compensation should include RSU awards. The inclusion of RSUs in the equity grant mix was determined because they are less dilutive than stock options, provide retention incentive and are linked to the Company’s stock price.

During the 2017 Fiscal Year, the Company faced a challenging economic environment that caused management to take several measures to reposition the Company for future growth and profitability. As a result of such conditions, no long-term equity incentive awards were granted for the 2017 Fiscal Year.

Outstanding Equity Awards at Fiscal Year‑End

Information about outstanding equity awards held by the Named Executive Officers as of the end of the 2017 Fiscal Year is set forth in the table below.

	Option Awards				Stock Awards

					Number of		Market Value
					Shares or		of Shares or
	Number of Securities		Option	Option	Units of Stock		Units of Stock
	Underlying Unexercised Options		Exercise	Expiration	That Have		That Have
Name	Exercisable(1)	Unexercisable(1)	Price	Date(2)	Not Vested(3)		Not Vested(3)
Darren R. Jamison	3,525	—	$28.00	05/14/2024	3,750	(4)	$2,888
	21,482	—	18.40	04/09/2023	2,500	(5)	1,925
	27,344	—	20.20	08/30/2022	2,083	(6)	1,604
	7,500	—	32.80	06/08/2021	—		—
	18,000	—	21.00	06/09/2020	—		—
	32,500	—	16.00	04/08/2019	—		—
	17,500	—	17.40	12/10/2018	—		—
Jayme L. Brooks	2,055	—	28.00	05/14/2024	1,500	(4)	1,155
	2,865	—	18.40	04/09/2023	624	(5)	480
	3,907	—	20.20	08/30/2022	277	(6)	213
	2,165	—	34.00	06/13/2021	—		—
	4,330	—	21.00	06/09/2020	—		—
	6,250	—	17.00	11/25/2018	—		—
James D. Crouse	3,291	—	28.00	05/14/2024	1,500	(4)	1,155
	11,719	—	20.20	04/09/2023	1,000	(5)	770
	8,594	—	18.40	08/30/2022	833	(6)	641
	3,750	—	32.80	06/08/2021	—		—
	3,750	—	21.00	06/09/2020	—		—
	3,750	—	17.40	12/10/2018	—		—

(1)

Options vest 25% on the first anniversary of the grant date and monthly thereafter on a pro rata basis over the next 36 months, conditioned on continued service to the Company. During the quarter ended March 31, 2016, Messrs. Jamison and Crouse and Ms. Brooks voluntarily agreed to cancel and terminate a total of 119,363 unvested stock options that had been previously issued to them.

(2)	All options terminate, if not sooner, at the expiration of ten years following the grant date.

(3)	Based on the closing sales price of our Common Stock of $0.77 on the NASDAQ Capital Market on March 31, 2017.

(4)	Restricted stock units vest in four equal installments on each anniversary of April 12, 2015, conditioned on continued service to the Company.
(5)	Restricted stock units vest in four equal installments on each anniversary of May 14, 2014, conditioned on continued service to the Company.

(6)	Restricted stock units vest in four equal installments on each anniversary of April 9, 2013, conditioned on continued service to the Company.

Option Exercises and Stock Vested

Information about the exercise of stock options and vesting of restricted stock units during the 2017 Fiscal Year for each Named Executive Officer is set forth in the table below.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired		Value Realized
Name	on Exercise	on Exercise	on Vesting		on Vesting
Darren R. Jamison	—	$—	1,823	(1)	$2,789	(1)
	—	—	1,250	(2)	1,738	(2)
	—	—	1,250	(3)	1,900	(3)
	—	—	2,083	(4)	3,312	(4)
Jayme L. Brooks	—	—	260	(1)	398	(1)
	—	—	313	(2)	435	(2)
	—	—	500	(3)	760	(3)
	—	—	278	(4)	442	(4)
James D. Crouse	—	—	781	(1)	1,195	(1)
	—	—	500	(2)	695	(2)
	—	—	500	(3)	760	(3)
	—	—	833	(4)	1,324	(4)

(1)	On June 6, 2016, RSUs vested and the market value of the stock was $1.53 per share.

(2)	On May 16, 2016, RSUs vested and the market value of the stock was $1.39 per share.

(3)	On April 12, 2016, RSUs vested and the market value of the stock was $1.52 per share.

(4)	On April 11, 2016, RSUs vested and the market value of the stock was $1.59 per share.

Employee Benefits

Executive officers are generally entitled only to benefits consistent with those offered to other employees of the Company. The Company offers group life, disability, medical, dental and vision insurance and an employee stock purchase program.

Executive Employment Contracts, Termination of Employment and Change of Control Arrangements

The Board of Directors adopted the Change of Control Severance Plan (the “Change of Control Plan”) in April 2002. The Change of Control Plan is applicable to each member of management designated by the Board of Directors, including the Named Executive Officers. In the event that a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change in control of the Company (as defined by the Change of Control Plan), the participant will receive a payment equal to his or her annual base salary plus the cash incentive compensation for the year in which the effective date of the change in control occurs, as well as continuation of health plan benefits for 12 months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 18 months. This agreement was amended effective June 14, 2015 to extend its term until June 14, 2018.

Separate from the Change of Control Plan, the Company adopted the Capstone Turbine Corporation Severance Pay Plan (the “Severance Plan”) in May 2002. The Severance Plan provides that each member of management reporting to the Chief Executive Officer and/or the President, including the Named Executive Officers, whose employment is involuntarily terminated without cause will receive, upon signing a release, a payment equal to such person’s salary for six months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 12 months. This agreement was amended effective June 14, 2015 to extend its term until June 14, 2018. Payments under the Severance Plan are reduced by any benefits received under the Change of Control Plan or under any other severance agreement with the Company.

The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Stock awards or options to purchase Common Stock have been issued to Named Executive Officers as inducement grants or pursuant to the Incentive Plan that become fully vested or exercisable if a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

The amount of compensation payable to each Named Executive Officer if each situation occurred on March 31, 2017 is listed in the tables below.

Mr. Jamison

	Involuntary Termination		Involuntary Termination
			Related to
Executive Benefits and Payments Upon Termination	without Cause		Change of Control
Cash Payments	$487,200	(1)	$730,800	(2)
Stock Options (unvested)	—		—	(3)
Restricted Stock Units (unvested)	—		6,416	(4)
Insurance Benefits	14,299	(5)	28,598	(6)
Total	$501,499		$765,814

(1)

Reflects a severance payment of Mr. Jamison’s annual base salary as of March 31, 2017 payable over a period of 12 months after termination, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective June 14, 2012 to extend its term until June 14, 2015 and further amended effective June 14, 2015 to extend its term until June 14, 2018.

(2)

Reflects a lump sum severance payment equal to 18 months of Mr. Jamison’s base salary as of March 31, 2017, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective June 14, 2012 to extend its term until June 14, 2015 and further amended effective June 14, 2015 to extend its term until June 14, 2018.

(3)

Reflects the value of the shares of Common Stock underlying outstanding, unvested stock options that become exercisable following a change in control, based on the market value of $0.77 per share on March 31, 2017, assuming exercise prices reported on the table “Outstanding Equity Awards at Fiscal Year‑End.” Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)

Reflects the value of the shares of Common Stock underlying outstanding, unvested restricted stock units that become vested following a change in control, based on the market value of $0.77 per share on March 31, 2017. Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(5)	Reflects payment of health benefit premiums to be paid for a period of six months.

(6)	Reflects payment of health benefit premiums to be paid for a period of 12 months.

Ms. Brooks

	Involuntary Termination		Involuntary Termination
			Related to
Executive Benefits and Payments Upon Termination	without Cause		Change of Control
Cash Payments	$123,750	(1)	$247,500	(2)
Stock Options (unvested)	—		—
Restricted Stock Units (unvested)	—		1,849	(3)
Insurance Benefits	14,138	(4)	28,277	(5)
Total	$137,888		$277,625

Mr. Crouse

	Involuntary Termination		Involuntary Termination
			Related to
Executive Benefits and Payments Upon Termination	without Cause		Change of Control
Cash Payments	$140,000	(1)	$280,000	(2)
Stock Options (unvested)	—		—
Restricted Stock Units (unvested)	—		2,566	(3)
Insurance Benefits	14,154	(4)	28,309	(5)
Total	$154,154		$310,875

(1)	Reflects a severance payment of six months of the executive’s base salary as of March 31, 2017 under our Severance Plan (as defined below).

(2)

Reflects a lump sum severance payment equal to 12 months of the executive’s annual base salary plus cash incentive compensation for the year in which the effective date of the change in control occurs under our Change of Control Plan (as defined below).

(3)

Reflects the value of the shares of Common Stock underlying outstanding, unvested restricted stock units that become vested following a change in control, based on the market value of $0.77 per share on March 31, 2017. Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)	Reflects payment of health benefit premiums to be paid for a period of six months.

(5)	Reflects payment of health benefit premiums to be paid for a period of 12 months.

COMPENSATION OF DIRECTORS

Mr. Jamison, the Company’s President and Chief Executive Officer, does not receive compensation for serving as a member of the Board of Directors. The Company uses its fiscal year in reporting compensation rather than the term of the Board of Directors. Compensation amounts may be found to differ between the Company’s fiscal year and the term of the Company’s Board of Directors. Information about the compensation of the non‑employee directors for the 2017 Fiscal Year is set forth in the table below.

	Fees Earned or	Stock
Name	Paid in Cash(1)	Awards(2)	Total
Holly A. Van Deursen	$46,243	$47,500	$93,743
Paul DeWeese(3)	18,750	47,500	66,250
Noam Lotan	37,497	47,500	84,997
Gary J. Mayo	42,500	47,500	90,000
Eliot G. Protsch	43,746	47,500	91,246
Gary D. Simon	47,497	47,500	94,997
Richard K. Atkinson(4)	29,375	47,500	76,875
Darrell J. Wilk(5)	19,996	—	19,996

(1)

Includes stock awards granted to non‑employee directors who elect to take payment of all or any portion of their directors’ fees in stock in lieu of cash. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non‑employee director may elect to receive, in lieu of all or any portion of his or her annual retainer or committee fee cash payment, a stock award. The award is calculated by dividing the amount of the fee by the fair market value of a share of Common Stock on the date the fee is payable. For the 2017 Fiscal Year, 29% of the amount of the aggregate directors’ fees was paid in the form of stock.

(2)

This column represents the aggregate grant date fair value of stock awards granted during the 2017 Fiscal Year. For a discussion of valuation assumptions, see Note 9 to the Company’s financial statements included in the Company’s Annual Report on Form 10‑K for the 2017 Fiscal Year. As of March 31, 2017, Mr. Protsch held options to purchase 2,000 shares, Messrs. Lotan and Simon each held options to purchase 2,500 shares, Ms. Van Deursen held options to purchase 3,080 shares, and Mr. Mayo held options to purchase 2,580 shares. As of March 31, 2017, Messrs. Simon, DeWeese, Lotan, Mayo, Protsch, and Ms. Van Deursen each held 27,777 RSUs that will vest on the date of the Annual Meeting. Mr. Atkinson’s RSUs were canceled as a result of his resignation from the Company’s Board of Directors.

(3)	Mr. DeWeese was elected to the Company’s Board of Directors at the 2016 annual meeting of stockholders on August 31, 2016
(4)	Mr. Atkinson resigned from the Company’s Board of Directors and all committees effective January 12, 2017.
(5)	Mr. Wilk retired from the Company’s Board of Directors and all committees at the 2016 annual meeting of stockholders on August 31, 2016.

At the 2016 annual meeting of stockholders on August 31, 2016, each non‑employee director received an annual grant of RSUs with a market value of approximately $47,500, based on the value of our Common Stock on the date of grant. The stock awards will become vested upon completion of the annual term of the Board of Directors that included the date of grant.

During the 2017 Fiscal Year, each non‑employee director received a cash and stock‑based retainer of $30,000. The Chair of the Board of Directors received an additional $15,000 annual retainer. Each non‑employee director who served on the Audit Committee received a $7,500 annual retainer; except the Chair of the Audit Committee who received $10,000 annual retainer. Each non‑employee director of who served on the Compensation and Nominating and Corporate Governance Committees received $5,000 annual retainer; except the Chair of the compensation and nominating and governance committees who received $7,500 annual retainer. Non‑employee directors may elect to receive shares of Common Stock in lieu of any cash retainer, based on the fair market value of Common Stock on the date that cash would have otherwise been paid. All payments are paid quarterly in arrears. If requested, all director expenses incurred in attending the Board of Directors or committee meetings are reimbursed by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth certain information as of July 3, 2017 (unless otherwise indicated) regarding beneficial ownership of Common Stock by: (1) each director, nominee for director and Named Executive Officer of the Company; (2) all directors and executive officers as a group; and (3) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. As of July 3, 2017, there were 42,264,625 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner**	Ownership(1)	Class
5% Stockholders
Hudson Bay Capital Management, L.P.(2)	3,793,293	8.98%
777 Third Avenue, 30th Floor New York, NY 10017

Named Executive Officers and Directors
Darren R. Jamison	215,576	*
James D. Crouse(3)	62,552	*
Jayme L. Brooks	44,406	*
Holly A. Van Deursen	118,021	*
Eliot G. Protsch	88,976	*
Gary D. Simon	84,388	*
Noam Lotan	65,577	*
Gary J. Mayo	38,882	*
Paul DeWeese	32,777	*
Yon Y. Jorden(4)	29,540	*
All directors, director nominees and executive officers as a group (10 persons)	780,695	1.83%

*Less than one percent.

**Unless otherwise indicated, the address of each person listed is c/o Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311.

(1)

In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from July 3, 2017, are deemed outstanding. In addition, RSUs that will vest within 60 days of July 3, 2017 are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days, and the total number of RSUs that vest within 60 days is as follows:

	Shares
	Underlying
Name	Options	RSUs
Darren R. Jamison	127,851	—
James D. Crouse	34,854	—
Jayme L. Brooks	21,572	—
Holly A. Van Deursen	3,080	27,777
Eliot G. Protsch	1,500	27,777
Gary D. Simon	2,000	27,777
Noam Lotan	2,000	27,777
Gary J. Mayo	2,580	27,777
Paul DeWeese	—	27,777
Yon Y. Jorden	—	29,540
(2)

The number of shares listed as beneficially owned by Hudson Bay Capital Management, L.P. includes shares held by it and Mr. Sander Gerber. Information is based solely on a Schedule 13G filed by Hudson Bay Capital Management, L.P. on January 30, 2017.  Hudson Bay Capital Management, L.P. and Mr. Sander Gerber, have shared voting power with respect to 3,828,686 shares of common stock (including 2,639,408 shares of common stock issuable upon exercise of warrants) and shared dispositive power with respect to 3,828,686 shares of common stock (including 2,639,408 shares of common stock issuable upon exercise of warrants). The aggregate amount of beneficially owned shares by each reporting person is 3,793,293 shares of common stock (including 2,639,408 shares of common stock issuable upon exercise of warrants).

(3)	Mr. Crouse disclaims beneficial ownership of 1,000 shares transferred to his two youngest children.
(4)	Ms. Jorden was elected to the Company’s Board of Directors on April 6, 2017.

Stock Ownership Guidelines    In 2012 the Board of Directors established stock ownership guidelines applicable to senior executives (including the Named Executive Officers) and non‑employee directors in order to further align the interests of executives and directors with the interests of stockholders. These ownership guidelines provide that the subject persons should own Common Stock equal in value to a multiple of their annual salary (or, in the case of directors, their annual retainer) as follows:

Chief Executive Officer	4 times annual base salary
Executive Vice Presidents	2 times annual base salary
Senior Vice Presidents and other Named Executive Officers	1 times annual base salary
Non‑employee members of the Board of Directors	4 times annual retainer

Covered persons will be expected to hold the specified amount of stock within five years from the later of June 6, 2012 or the date they become subject to the ownership guidelines. However, the Board of Directors has extended the amount of time in which covered persons will be expected to hold the specified amount of stock given the very low performance of the Company’s share price. The Board of Directors considered implementing a stock retention or holding period requirement in connection with the ownership guidelines, but decided that such requirements were not necessary at this early stage of the program, given that subject persons would need to accumulate stock in compliance with the new guidelines. The Board of Directors will continue to monitor the need for stock retention or holding period requirements.

Clawbacks    It is the policy of the Company, to the extent determined to be appropriate by the Board of Directors,  in their sole discretion, based on relevant facts and circumstances, in connection with any material restatement of any financial statements included in a filing by the Company with the Securities and Exchange Commission, because of noncompliance with financial reporting requirement under federal securities laws, to require its executive officers to repay to the Company, upon demand, any excess proceeds from any incentive compensation received by the executive officer. Alternatively, the Board of Directors in their sole discretion may reduce the amount of future compensation, in accordance with applicable law, including, without limitation, any future salary, bonus or severance, or the future grant or vesting of any equity award, payable to any executive officer by an amount equal to the excess proceeds from incentive compensation received by the executive officer. Any repayment or reduction in future compensation pursuant to this policy is in addition to, and not in lieu of, any other relief available to the Company.

Anti‑Hedging Policy    The Company’s insider trading policy directs officers and directors of the Company to obtain clearance from the Company’s Compliance Officer prior to engaging in short sales of the Company’s Common Stock prohibited by Section 16I of the Exchange Act, i.e., sales of shares which the insider does not own at the time of sale, or sales of Common Stock against which the insider does not deliver the shares within 20 days after the sale involving the Company’s securities, including the Company’s Common Stock, options or warrants. The insider trading policy further directs officers, directors, and employees designated by the Company’s executive officers as more likely to have access to material, nonpublic information (and their family members, including spouses, minor children, or any other family members living in the same household) not to directly or indirectly participate in transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety (such as the purchase of put or call options or the writing of such options).

Tax and Accounting Considerations    Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance‑based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain employee benefit plan contributions, sales commissions and other payments. The Compensation Committee intends that our incentive compensation programs qualify for an exception to the limitations of Section 162(m) whenever possible so that we may fully deduct compensation paid to our Named Executive Officers under these programs. Cash incentive and stock option awards generally are granted under the Executive Plan or the Incentive Plan so that they may be fully deductible as “performance‑based compensation” under Section 162(m). Payments to Named Executive Officers are limited under the Executive Plan to an aggregate $4 million under any award.

We have made equity incentive awards to certain of our Named Executive Officers as an inducement for them to commence employment with the Company that will not qualify as performance‑based compensation under Section 162(m). If amounts realized under these awards exceed the Section 162(m) limitation, they may not be deductible from the Company’s taxable income, if any, at that time. In making these equity incentive awards, the Compensation Committee determined that the need to attract capable individuals to the Company through a meaningful inducement outweighed the potential inability to deduct a portion of the compensation for federal income tax purposes.

Compliance    The responsibilities and authority of the Compensation Committee are set forth in its charter, which is intended to set forth best practices for compensation. The members of the Compensation Committee are all “independent directors,” as defined under NASDAQ rules. Change of control equity incentive awards are granted by the Compensation Committee in a manner that is intended to satisfy SEC Rule 16b‑3 under the Exchange Act. Additionally, incentive compensation is awarded in a manner that is intended to qualify the payments as “performance‑based compensation” within the meaning of Section 162(m) of the Code.

PROPOSAL 8

FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, put in place by The Dodd-Frank Act requires U.S. public corporations to propose an advisory (non-binding) vote on the frequency of holding an advisory Say-on-Pay vote regarding the compensation of named executive officers at least once every six years. The frequency vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors; however, the Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by stockholders and the general public.

Our stockholders voted on a similar proposal in 2011 with 89.61% of the shares voting on the proposal (excluding broker non-votes) voting to hold the say-on-pay vote every year. We continue to believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

Proposal

The Company is presenting Proposal No. 8, which gives you, as a stockholder, the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, by voting for one of the following options:

[SELECT ONLY ONE OPTION]
□One year	□Three years
□Two years	□Abstain

The proxy card provides stockholders with four choices (every one, two, or three years, or abstain). Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. The option that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on named executive compensation deemed to have been approved by the stockholders.

Effect of Vote

Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on named executive compensation more or less frequently than the option approved by our stockholders.

Vote Required

A quorum being present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary to approve this resolution. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” OR “ABSTAIN.” However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board will take into account the outcome of the vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement. For purposes of determining whether this proposal has passed, abstentions will be treated as votes cast against this proposal, while broker non-votes will not be treated as votes cast on this proposal and those non-votes will have will have no effect on the proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR AN ANNUAL VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 9

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being asked by the Audit Committee to ratify the appointment of Marcum LLP (“Marcum”) to serve as our independent registered public accounting firm.  KPMG LLP (“KPMG”) served as our independent auditors from June 25, 2012 to December 5, 2016. Effective December 5, 2016, Marcum, was appointed by the Board of Directors as our independent auditors for the fiscal year ending March 31, 2018. Marcum is considered by management to be well qualified. The Audit Committee is solely responsible for selecting our independent registered public accounting firm, and stockholder approval is not required to appoint Marcum as our independent registered public accounting firm for the fiscal year ending March 31, 2018. However, the Audit Committee believes that submitting the appointment of Marcum to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Marcum. If the selection of Marcum is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in our best interest the best interest of the stockholders. Representatives of Marcum are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders’ questions at that time. Representatives from KPMG are not expected to be present at the Annual Meeting.

Fees Paid to the Independent Registered Public Accounting Firm

The table below provides information concerning fees for services rendered by our current principal independent registered public accounting firm, Marcum, and our former principal independent registered public accounting firm, KPMG, for the audit of our annual consolidated financial statements for the fiscal years ended March 31, 2017 and March 31, 2016. All fees described below were pre-approved by the Audit Committee.

	Amount of Fees
Description of Fees	2017	2016
Audit Fees	$432,000	$775,000
Audit-Related Fees	—	125,000
Tax Fees	—	15,000
All Other Fees	—	—
Total	$432,000	$915,000

Audit Fees—These fees were primarily for professional services rendered by Marcum and KPMG in connection with the audit of the Company’s consolidated annual financial statements and reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10‑Q for the first three fiscal quarters of the 2017 Fiscal Year and the 2016 Fiscal Year, respectively. The fees also relate to KPMG’s audit of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes‑Oxley Act) for the 2016 Fiscal Year, comfort letters and consents related to SEC filings. Audit fees rendered during Fiscal 2017 by each of Marcum and KPMG were $0.2 million, respectively. Audit fees during Fiscal 2016 were rendered by KPMG.

Audit‑Related Fees—These fees were for services rendered during Fiscal 2016 by KPMG in connection with the April 19, 2016 public offering of 2.7 million shares of the Company’s common stock.

Tax Fees—These fees were for services rendered during Fiscal 2016 by KPMG for assistance with a research and development tax credit study.

Vote Required

A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of Marcum LLP as the Company’s independent auditors for the fiscal year ending March 31, 2018. You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will not have an effect on the outcome of this proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2018.

Pre‑approval of Services Performed by the Independent Registered Public Accounting Firm

The Audit Committee has implemented procedures for the advance approval of all audit and non audit services to be performed by the independent registered public accounting firm, whereby the Audit Committee must approve all services prior to the commencement of work. Unless the specific service has been pre approved in accordance with the Audit Committee’s charter for the current year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee considers whether the proposed provision of any non audit services by the independent registered public accounting firm is compatible with maintaining the firm’s independence. The Audit Committee consults with management prior to the Company’s engagement of the independent registered public accounting firm for all audit and non audit services. The Audit Committee has delegated its authority to pre approve non audit services up to an amount of $75,000 in the aggregate in any fiscal year to the Chair of the Audit Committee. The Audit Committee approved in accordance with applicable law 100% of the Audit-Related Fees, Tax Fees, and All Other Fees to KPMG and Marcum during Fiscal 2017. The Audit Committee has considered whether the provision of non audit services is compatible with maintaining the independence of Marcum LLP.

Change in Independent Registered Public Accounting Firm

On December 6, 2016, we, as approved by the Audit Committee, engaged Marcum as our new independent registered public accounting firm. In connection with Marcum’s engagement, KPMG was dismissed as our independent registered public accounting firm as of December 5, 2016. KPMG has served as our independent registered public accounting firm since June 2012.

The audit reports of KPMG on our consolidated financial statements for the fiscal year ended March 31, 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of our internal control over financial reporting as of March 31, 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended March 31, 2016, and the subsequent interim period through December 5, 2016, the date of KPMG’s dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of disagreements in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within fiscal year ended March 31, 2016 and the subsequent interim period through December 5, 2016.

During the fiscal year ended March 31, 2016, and the subsequent interim period through December 5, 2016, the date of KPMG’s dismissal, neither we, nor anyone on our behalf, consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and no written report or oral advice was provided to us that Marcum concluded was an important factor considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, we provided KPMG with a copy of the statements set forth above prior to the time our Current Report on Form 8-K was filed with the SEC on December 7, 2016. We requested that KPMG furnish us with a letter addressed to the SEC stating whether KPMG agrees with the above statements. KPMG has furnished the requested letter, and it is attached as an exhibit to our Current Report on Form 8-K was filed with the SEC on December 7, 2016.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain of the Company’s executive officers, directors and persons who own more than 10% of our Common Stock (each, a “Reporting Person”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the 2017 Fiscal Year all holdings and reportable transactions by such Reporting Persons in Company securities were reported on a timely basis pursuant to Exchange Act Section 16(a) filing requirements.

Code of Business Conduct and Code of Ethics

The Company has adopted a Code of Business Conduct that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. In addition, the Company has adopted a Code of Ethics that applies to the Chief Executive Officer, the Chief Financial Officer and senior financial officers of the Company. The Code of Ethics addresses the unique role of these officers in corporate governance. Each officer subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Business Conduct. The Board of Directors reviews the Code of Ethics and Code of Business Conduct on an annual basis or more often, if necessary. The Code of Ethics and Code of Business Conduct are available on the Company’s website at www.capstoneturbine.com.

Corporate Governance Principles

The Company takes corporate governance responsibilities very seriously. In July 2004, the Board of Directors adopted Corporate Governance Principles to address the Board of Directors’ governance role and functions. The Corporate Governance Principles describe the role of the Board of Directors and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, meetings of the Board of Directors, selection of the Chief Executive Officer and director orientation and continuing education. The Board of Directors reviews the Company’s Corporate Governance Principles on an annual basis or more often, if necessary. The Corporate Governance Principles are available on the Company’s website at www.capstoneturbine.com.

Related Person Transactions Policies and Procedures

The Audit Committee has adopted written policies and procedures regarding related party transactions. The policies and procedures require that the Audit Committee, whose members are all independent directors, review and approve all related party transactions. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, in the case of directors and officers, whether the provisions of Section 144 of the Delaware General Corporation Law have been met. Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction.

Certain Related-Person Transactions

Other than compensation arrangements with directors and executive officers, which are described where required under “COMPENSATION OF OFFICERS AND DIRECTORS” and “COMPENSATION OF DIRECTORS”,

we have no other related-party transactions that are subject to disclosure in accordance with our policies and procedures for related party transactions.

Additional Information

Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549. Information regarding the Public Reference Room may be obtained by calling (800) SEC‑0330. In addition, the filings made by Capstone with the SEC may be accessed by way of the SEC’s Internet address, www.sec.gov.

A copy of this Proxy Statement and our 2017 Annual Report has been posted on the Internet and is available by following the instructions in the Notice of Internet Availability. Capstone will undertake to provide promptly without charge to each person to whom a copy of the proxy statement is delivered, upon the written request of any such person, a copy of Capstone’s Annual Report on Form 10‑K for the period ended March 31, 2017 as filed with the SEC. Requests for such copies should be addressed to: Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attn: Investor Relations requests can be made by calling the Company at 818-407-3628. We will deliver promptly a separate copy upon written or oral request.

Appendix A

CAPSTONE TURBINE CORPORATION

2017 EQUITY INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Capstone Turbine Corporation 2017 Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Capstone Turbine Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations.  If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle.  The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following:  total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals.  Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan.  The Plan shall be administered by the Administrator.

(b)Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)          to select the individuals to whom Awards may from time to time be granted;

(ii)         to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)        to determine the number of shares of Stock to be covered by any Award;

(iv)        to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)         to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, or a change in control (including a Sale Event);

(vi)        subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)       at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Delegation of Authority to Grant Awards.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees.  Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.  The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to:  (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,000,000 shares, subject to adjustment as provided in this Section 3.  For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan:  (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than  3,000,000 shares of the Stock may be issued in the form of Incentive Stock Options.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)Maximum Awards to Non-Employee Directors.  Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $300,000.  For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c)Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)Mergers and Other Transactions.  In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree.  To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate.  In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate.  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.  The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

(a)Award of Stock Options.  The Administrator may grant Stock Options under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable; provided, that, the vesting period applicable to any Stock Options may not be less than one year except in the case of a Sale Event.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)          In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)         Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)        By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)        With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a)Award of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights under the Plan.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator provided, that, the vesting period applicable to any Stock Appreciation Rights may not be less than one year except in the case of a Sale Event..  The term of a Stock Appreciation Right may not exceed ten years.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.  RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards.  The Administrator may grant Restricted Stock Awards under the Plan.  A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b)Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)Vesting of Restricted Shares.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse; provided, that, such period may not be less than one year except in the case of a Sale Event.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.  RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units.  The Administrator may grant Restricted Stock Units under the Plan.  A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives; provided, that, such period may not be less than one year except in the case of a Sale Event.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.  Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator.  Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein.  The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d)Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may grant Cash-Based Awards under the Plan.  A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals.  The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)Performance-Based Awards.  The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  Each Performance-Based Award shall comply with the provisions set forth below.

(b)Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets.  The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle.  The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d)Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 2,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $3,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12.  DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights.  The Administrator may grant Dividend Equivalent Rights under the Plan.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.  Transferability of Awards

(a)Transferability.  Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action.  Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.  In no event may an Award be transferred by a grantee for value.

(c)Family Member.  For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary.  To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 14.  TAX WITHHOLDING

(a)Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that, to the extent necessary to avoid adverse accounting treatment such share withholding may be limited to the minimum required tax withholding obligation.  The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount.  For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 15.  SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16.  TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)Termination of Employment.  If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b)For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)          a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)         an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards.  To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 18.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19.  GENERAL PROVISIONS

(a)No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)Clawback Policy.  Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 20.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 21.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the state of incorporation of the Company, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

Appendix B

CAPSTONE TURBINE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective June 30, 2017

CAPSTONE TURBINE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

RECITALS

WHEREAS Capstone Turbine Corporation a Delaware corporation the Company previously adopted the Capstone Turbine Corporation 2000 Employee Stock Purchase Plan the Plan for the purpose of establishing a plan through which eligible employees of the Company and its designated Subsidiary Corporations as defined below may purchase from the Company shares of its common stock;

WHEREAS the shares of stock authorized under the Plan have been depleted due to purchases by eligible employees;

WHEREAS the Company desires to amend and completely restate the Plan in order to increase the number of shares available for purchase; and

WHEREAS the Plan as amended and restated is intended to qualify as an employee stock purchase plan within the meaning of Section 423(b) of the and the Company has designed the Plan to conform with Rule 16b-3 of the Securities Exchange Act of 1934;

NOW THEREFORE the Company hereby amends and restates the Plan as the Capstone Turbine Corporation Employee Stock Purchase Plan effective June 30, 2017:

1. DEFINITIONS

As used herein the following words and phrases shall have the meanings specified below unless a different meaning is plainly required by the context:

1.1. “Account” shall mean the account recorded on the records of the Company established on behalf of a Participant for crediting contributions made pursuant to Article 5.

1.2. “Board” shall mean the board of directors of the Company.

1.3. “Committee” shall mean the compensation committee of the Board.

1.4. “Company” shall mean Capstone Turbine Corporation a Delaware corporation or its successors the Plan sponsor for all purposes.

1.5. “Contribution Rate” shall be the amount of Eligible Compensation elected by the Participant to be contributed by regular payroll deductions to his Account as outlined in Section 4.1.

1.6. “Designated Subsidiary” shall mean any Subsidiary Corporation that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. Such designation may be by a resolution of the Committee or any other writing that is duly adopted by the Committee for such purpose.

1.7. “Eligible Compensation” for purposes of determining the amount of a Participant’s contributions for any Option Period shall be the gross (before taxes are withheld) total of all wages, salaries, commissions (excluding overtime and bonuses) received in cash through the Company’s payroll during the Option Period. Such term shall not include elective contributions made on an employee’s behalf by an Employer that are not includable in income under Section 125 or Section 402(e)(3) of the Code. Eligible Compensation shall not include (a) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Section 401(a) of the Code other than amounts considered as employer contributions under Section 402(e)(3) of the Code or nonqualified, (b) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Section 422 of the Code, (c) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (d) amounts realized as a result of an election described in Section 83(b) of the Code and (e) any amount realized as a result of a disqualifying disposition within the meaning of Section 421(b) of the Code.

1.8. “Employee” shall mean each employee of an Employer as defined in Treasury Regulation Section 1.423-2(b) Section 1.421-1(h).

1.9. “Employer” shall mean the Company, its successors, and any Designated Subsidiary.

1.10. “Exercise Date” shall mean as applicable, June 30 and December 31 of each calendar year which occurs six months following each Grant Date.

1.11. “Fair Market Value” shall mean the closing sales price for the day upon which the Fair Market Value is to be determined or, if there are no sales on such date, the last reported sales price for the most recent day preceding such date. in either case as reported on the New York Stock Exchange or any other exchange on which the Stock is traded or automated interdealer quotation system sponsored by a registered national securities association on which the Stock is quoted. Notwithstanding the foregoing, if the Stock is not listed on a national securities exchange or quoted on an automated interdealer quotation system sponsored by a registered national securities association, the Fair Market Value of the Stock as of a particular date shall be determined using such method as shall be determined by the Committee provided such method is appropriate to qualify the Plan as an employee stock purchase plan under Section 423 of the Code.

1.12. “Grant Date” shall mean January 1 and July 1 of each calendar year.

1.13. “Option Period” shall mean the 6-month period following each Grant Date and ending with the respective Exercise Date.

1.14. “Option Price” is 95% of the Fair Market Value of Stock on the Exercise Date.

1.15. “Participant” shall mean any Employee who has met the conditions for becoming a Participant provided in Article 3.

1.16. “Plan” shall mean the Capstone Turbine Corporation Employee Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

1.17. “Stock” shall mean subject to adjustment as provided in Article 9, those shares of the Company’s common stock par value $0.001 per share.

1.18. “Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the Grant Date, each of the corporations other than the last corporation in an unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2. STOCK SUBJECT TO THE PLAN

Subject to the adjustments provided under Article 10, the maximum number of shares of Stock available for issuance under the Plan is 570,000. Stock sold under the Plan may be authorized and unissued shares, issued shares held in or acquired for the treasury, of the Company or shares of stock reacquired by the Company upon purchase in the open market or otherwise.

3. ELIGIBILITY FOR PARTICIPATION

3.1. Eligible Employees. Each Employee may elect to participate in this Plan except, for the following

(a) An Employee whose customary employment is less than 20 hours per week.

(b) An Employee whose customary employment is for five months or less in a calendar year.

(c) An Employee who would own more than 5% of the total combined voting power of all classes of stock of the Company or a subsidiary corporation or parent corporation (as those terms are defined in Section 424(e) and (f) of the Code) at the time such employee would be granted an Option. For purposes of this paragraph, the ownership attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee and stock which the Employee may purchase under outstanding options under this or any other agreement shall be treated as stock owned by the Employee.

3.2. Rights and Privileges. All Employees who are eligible to participate in the Plan shall have the same rights and privileges, as described in Treas. Reg. 1.423-2(f). To become a Participant, an eligible Employee shall provide the information required for participation in the Plan and make the elections required by the Company to exercise options through payroll deduction described in Article 5.

4. GRANT OF OPTIONS

4.1. Option Grant. Each Employee who is employed by an Employer on each Grant Date shall, without further action, be granted an option to purchase a number of whole shares of Stock determined in accordance with Section 4.2. Options granted under this Plan shall be subject to such amendments or modifications as the Company shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Company shall from time to time approve and deem necessary. The right to exercise an option shall terminate immediately after each respective Grant Date. Upon termination of an option for any reason, the shares of Stock allocable to the unexercised portion of such option may again be subject to option under the Plan. This Plan as amended and restated is subject to stockholder approval as provided in Section 11.11 and unless so approved on or before the date which is 12 months after the date this Plan is adopted by the Board this Plan and all options granted hereunder shall terminate and become void.

4.2. Option Limits. Each option is limited by the amount of Eligible Compensation a Participant may elect to contribute pursuant to Section 5.1. In addition, the maximum number of shares of Stock that may be acquired during an Option Period is 2,500 shares; provided,  however, no Employee shall receive options to purchase Stock which permit the rights of an Employee to purchase stock under all employee stock purchase plans of the Company and its parent corporation as defined in Section 424(e) of the Code and Subsidiary Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 4.2, (a) the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year (b) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (c) a right to purchase Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5. PARTICIPATION ELECTION AND OPTION EXERCISE

5.1. Payroll Deduction Election. Except as otherwise determined by the Committee an Employee may become a Participant and exercise an option granted hereunder by authorizing the Employer to withhold up to 15% of his/her Eligible Compensation (but not less than 1%) through payroll deduction in the manner prescribed by the Committee or the Company to be credited to such Participant’s Account. Such authorization must be provided to the Employer no later than 15 days prior to a Grant Date, or such other period specified by the Committee. Such authorization shall be in a writing specified by the Committee and shall apply to each payroll during each respective Option Period. Such amounts that are withheld shall be credited to each Participant’s Account. The amounts credited to Accounts may be used for any valid corporate purposes. No interest shall accrue or be paid on any amounts credited to Accounts.

5.2. Election Changes. A Participant may change the amount of Eligible Compensation that is withheld during an Option Period, subject to the limits of this Article 5, or may suspend the withholdings at any time during the Option Period by notifying the Employer in the manner prescribed by the Committee, provided that any such modification shall become effective as soon as administratively feasible after such notification is received. The amount that a Participant elects for contribution hereunder shall remain in effect for each subsequent Option Period unless the Participant timely makes a new election prior to a successive Grant Date, withdraws from the Plan pursuant to Section 5.3, ceases to be an Eligible Employee as defined in Section 3.1, or terminates employment as provided in Article 6.

5.3. Withdrawal From Participation. A Participant may elect to withdraw all, but not less than all, of their contributions at any time prior to 15 days before the Exercise Date, or such other period specified by the Committee, during an Option Period in the manner specified by the Committee. Upon receipt of a Participant’s withdrawal election, the Company or Subsidiary Corporation employing the Participant shall pay to the Participant the amount credited to the Participants Account in cash, without any interest thereon. Upon electing to withdraw during an Option Period, an Employee will cease to be a Participant until he or she elects to resume participation with respect to a subsequent Option Period.

5.4 Leave of Absence. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) a Participant may continue to participate in the Plan by making cash payments to the Company on each pay period equal to the amount of the Participant’s contribution rate for the pay period immediately preceding the first day of such Participant’s leave of absence.

5.5 Stock Purchase. On each Exercise Date, the amount credited to each Participant’s Account shall be applied to purchase the maximum number of whole shares of Stock based on the Option Price that has been determined with respect thereto. Any amount remaining in the Account solely as a result of an amount representing a fractional share shall remain in the Participant’s Account to be applied in a subsequent Option Period unless the return of such amount is timely requested by the Participant in the manner specified by the Committee.

5.6 Pro-Rata Allocation. If the total number of shares to be purchased under option by all Participants exceeds the number of authorized shares pursuant to Article 2 (after deducting shares that have been previously purchased) the Committee shall make a pro-rata allocation of the available shares remaining based on the respective amounts credited to each Participant’s Account on the Exercise Date.

5.7 Issuance of Stock. As soon as practicable after each Exercise Date, the Company shall issue the shares of Stock to each Participant to the custody of the brokerage firm, bank or other financial institution, entity, or person(s) engaged, retained, appointed, or authorized to act as the agent of the Company or a Participant with respect to the Plan (the “Agent”) for the benefit of the Participant. The Company or the Agent shall make an entry on its books and records indicating that the share of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Participant. Upon the expiration of 18 months following the Exercise Date, a Participant may at any time to request in writing to receive in certificate form any portion of the whole shares of Stock purchased hereunder. Nothing in this Section 5.7 shall prohibit the sale or other disposition by a Participant of shares of Stock purchased hereunder. In the event the Company is required to obtain authority from any commission or agency to issue any certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder, the Company shall seek to obtain such authority as soon as reasonably practicable.

6. TERMINATION OF EMPLOYMENT

6.1. General. Any Employee whose employment with all Employers is terminated for any reason, except death, or who is transferred to a Subsidiary Corporation that is not a Designated Subsidiary, shall immediately cease to be a Participant and any option exercise election shall be immediately terminated. The balance of the Participant’s Account, without any interest thereon, shall be paid to such Participant or to such Participant’s legal representative, as soon as practicable.

6.2. Death. If a Participant dies during an Option Period no further contributions on behalf of the deceased Participant shall be accepted. The personal representative of the estate of the deceased Participant may elect to withdraw the balance in the Participant’s Account by notifying the Committee in writing prior to the Exercise Date. In the event no election to withdraw has been made before the Exercise Date, the balance accumulated in the deceased Participant’s Account shall be used to purchase Stock in accordance with Article 5.

7. DISPOSITION OF STOCK

If a Participant or former Participant disposes of any shares of Stock obtained under this Plan (a) prior to two years after the Grant Date of such share or (b) prior to one year after the Exercise Date of such share, that Participant or former Participant must notify the Committee immediately of such disposition in writing. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. All dispositions of Stock shall be made in compliance with applicable federal and state securities laws.

8. ADMINISTRATION

The Plan shall be administered by the Committee, which may interpret the Plan and make decisions regarding Plan administration in its sole and absolute discretion. All questions of interpretation and application of the Plan, or of options granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the Committee. The Plan shall be administered in order to qualify the options granted hereunder as options granted pursuant to an “employee stock purchase plan” described in Section 423 of the Code.

9. CHANGES IN COMPANYS CAPITAL STRUCTURE

9.1. No Restraint on Corporate Authority. The existence of this Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

9.2. Adjustments in Capital Structure. In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or decrease of the number of shares of the Company’s Stock outstanding without receiving compensation in money, services, or property, then the class of shares of the Company’s Stock as defined in the Plan, the number of shares of stock reserved pursuant to Article 2, and the number of options granted a Participant shall be appropriately adjusted as determined by the Committee. The Committee’s determination shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

9.3. Acquisition or Dissolution. Subject to any required action by the stockholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled. Unless adopted by the surviving corporation, upon a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, the Plan shall be terminated in accordance with Section 11.2 hereof effective immediately prior to the date of such event.

10. DIVIDENDS

10.1. Reinvestment. Cash dividends and other cash and other cash distributions received by the Agent with respect to Stock held in its custody hereunder will be credited to each Participant’s Account in accordance with such Participant’s interests in such Stock, and shall be applied, as soon as practicable after the receipt thereof by the Agent, to the purchase in the open market at prevailing market prices of the number of whole shares of Stock that may be purchased with such funds (after deductions of any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost payable in connection with the purchase of such shares of Stock and not otherwise paid by the Company.)

10.2. Allocations. All purchases of shares of Stock made pursuant to this Article 10 will be made in the name of the Agent or its nominee, and shall be transferred and credited to the Account(s) of the Participants to which such dividends or other distributions were credited. Dividends paid in the form of shares of Stock will be allocated by the Agent, as and when received, with respect to Stock held in its custody hereunder to the Account of each Participant in accordance with such Participant’s interests in such Stock. Property, other than Stock or cash, received by the Agent as a distribution on Stock held in its custody hereunder, shall be sold by the Agent for the accounts of Participants, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on Stock held in its custody hereunder.

11. MISCELLANEOUS

11.1. Amendment, Suspension and Termination. The Board may at any time, or from time to time, amend the Plan in any respect, except that approval of the stockholders of the Company is required within 12 months prior to or after the date of adoption by the Board, for any amendment that is subject to stockholder approval under Section 423 of the Code. In addition, the Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with federal and state laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are granted under the Plan. The Board may direct suspension of the issuance of new options under the Plan with respect to one or more Option Periods. The Plan shall terminate without further action on June 30, 2020 unless the Board takes action to terminate the Plan prior thereto. Upon termination, the date of termination shall be treated as the Exercise Date and all funds in a Participant’s Account not expended to purchase Stock shall be refunded to the Participant.

11.2. Expenses. The Company will pay all expenses that may arise in connection with the administration of this Plan.

11.3. Securities Law Restrictions. The Company’s obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale, or delivery of such stock and compliance with applicable state and federal securities laws. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law domestic or foreign including without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 ,as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. All grants and awards made hereunder are intended to be exempt under Rule 16b-3, promulgated under the Securities Exchange Act of 1934, and the terms hereof shall be interpreted in a manner that is consistent with such Rule 16b-3.

11.4. Headings and Terms. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be disregarded in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

11.5. Choice of Law. This Plan shall be construed in accordance with the laws of the state of incorporation of the Company to the extent federal law does not supersede and preempt such law.

11.6. Options Nontransferable. The option to purchase Stock arising by participation in this Plan is not transferable by a Participant other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

11.7. No Employment Rights. This Plan will not be deemed to constitute a contract between an Employer and any Employee or to be in consideration of or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.

11.8. Release From Liability. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions, or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against an Employer, or any stockholder, officer, or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant, as a part of the consideration for any benefits provided under this Plan.

11.9. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.

Notwithstanding any of the foregoing, any notice required or permitted to be given by or on behalf of a Participant hereunder shall only be effective as of the date of its actual receipt. Any party may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company shall be entitled to use the address of a Participant in the Employers records. Any person entitled to notice hereunder may waive such notice.

11.10. Section 423 Compliance. This Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. In the event the Company should receive notice that this Plan fails to qualify as an “employee stock purchase plan” under Section 423 of the Code, the Company shall have the option of returning all then existing Participants’ Accounts to the Participants and terminating the Plan.

IN WITNESS WHEREOF pursuant to action taken by the Board of Directors the undersigned authority has executed this instrument on this _________day of __________________, 2017.

CAPSTONE TURBINE CORPORATION

By:

Its:

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 CAPSTONE TURBINE CORPORATION 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on August 28, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/CPST • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The shares represented by this proxy will be voted as directed. If no contrary direction is indicated, the shares represented by this proxy will be voted (i) FOR the election of the directors listed below (proposal 1); (ii) FOR each of proposals 2, 3, 4, 5, 6, 7 and 9; and (iii) FOR the approval of the advisory vote with respect to the frequency of advisory votes on the compensation of our named executive officers every one (1) year (proposal 8). + 1. Election of Directors, to serve until the next annual meeting or until their successors have been elected and qualified: 01 - Holly A. Van Deursen 05 - Noam Lotan 02 - Yon Y. Jorden 06 - Gary J. Mayo 03 - Paul DeWeese 07 - Eliot G. Protsch For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 04 - Darren R. Jamison Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For Against Abstain ForAgainst Abstain 2. Approval of an amendment to Capstone’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock by a ratio in the range of 1-for-5 and 1-for-10, as determined in the sole discretion of our Board of Directors; 4. Approval, for purposes of complying with applicable NASDAQ Listing Rules, the potential issuance of more than 20% of the Company’s Common Stock pursuant to the Company’s October 2016 offering of securities; 6. Approval of the amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan; 1 Year 3. Approval of the NOL Rights Agreement, dated as of May 6, 2016, with Computershare Inc., as amended; 5. Approval of the Capstone Turbine Corporation 2017 Equity Incentive Plan; 7. Advisory vote on the compensation of the Company’s named executive officers as presented in the proxy statement; 9. Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018; and 2 Years 3 Years Abstain 8. Advisory vote with respect to the frequency of advisory votes on the compensation of our named executiveMofficersM; MMMMM 10. In their discretion, the proxies may vote upon any and all other matters as may properly come before the meeting or any adjournment or postponement thereof. C 1234567890 J N T 1 0 0 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 3 4 02N3VE MMMMMMMMM A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. CAPSTONE TURBINE CORPORATION 21211 NORDHOFF STREET CHATSWORTH, CALIFORNIA 91311 2017 ANNUAL MEETING OF STOCKHOLDERS AUGUST 31, 2017 YOUR VOTE IS IMPORTANT TO CAPSTONE PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE PROXY CARD MUST BE SIGNED AND DATED. Important notice regarding the Internet availability of proxy materials for the 2017 Annual Meeting of Stockholders. The Proxy Statement and the 2017 Annual Report to Stockholders are available at: www.envisionreports.com/CPST q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — CAPSTONE TURBINE CORPORATION + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPSTONE TURBINE CORPORATION PROXY FOR 2017 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 31, 2017 The undersigned stockholder of CAPSTONE TURBINE CORPORATION (the “Company”) acknowledges receipt of a copy of the 2017 Annual Report to Stockholders and the Proxy Statement and, revoking any proxy heretofore given, hereby appoints Darren R. Jamison and Jayme L. Brooks, or either of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned, to attend the 2017 Annual Meeting of Stockholders of the Company to be held at the offices of Goodwin Procter LLP, 601 South Figueroa Street, 41st Floor, Los Angeles, CA 90017, on August 31, 2017, at 9:00 a.m., Pacific Time, and any adjournments or postponements thereof, and authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on July 3, 2017 that the undersigned would be entitled to vote if personally present. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY ONE (1) YEAR, AND FOR EACH OF THE REMAINING PROPOSALS LISTED IN THE PROXY STATEMENT. STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED,WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. (CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C B